As Filed with the Securities and Exchange Commission on November 1, 2000
                         Registration No. 333-__________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ViaVid Broadcasting, Inc.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

           NEVADA                                                7389                                             98-0206168
------------------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of                      (Primary Standard Industrial                                (IRS Employer
 incorporation or organization)                       Classification Code Number)                             Identification Number)

                             3955 GRAVELEY STREET -
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
--------------------------------------------------------------------------------
         (Address, and telephone number, of principal executive offices)

                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                            BRIAN KATHLER, PRESIDENT
                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
--------------------------------------------------------------------------------
           (Name, address, and telephone number, of agent for service)

                                    Copy to:

                           WILLIAM S. CLARKE, ESQUIRE
                             WILLIAM S. CLARKE, P.A.
                      457 NORTH HARRISON STREET, SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                 (609) 921-3663
                            FACSIMILE (609) 921-3933


                Approximate date of proposed sale to the public:
 AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH
        CLASS OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
       REGISTERED              REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
     Common Stock,               744,000               $1.375(1)              $1,023,000               $270.00
     $.001 par value
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
     Common Stock,             372,000(2)               $0.50(3)               $186,000                $49.00
     $.001 par value
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL                 $319.00
----------------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated in accordance with Rule 457(c). On October 26, 2000, the average of the bid and asked price for the Company's Common Stock on the OTC Bulletin Board was $1.375.

(2)      Plus  such  additional   shares  as  may  be  issued  pursuant  to  the
         anti-dilution provisions of the common stock purchase warrants.

(3) The shares are issuable on exercise of outstanding common stock purchase warrants. Pursuant to Rule 457(g), the Registration fee has been calculated on the basis of the exercise price of the warrants.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            VIAVID BROADCASTING, INC.
                                1,116,000 SHARES
                                  COMMON STOCK
                           Par Value $0.001 Per Share
                                ----------------

     ViaVid Broadcasting, Inc. is in the business of providing digital streaming technology to create, develop and offer live event coverage, participant interviews, news and information and video and audio feeds through our website located at www.viavid.com and other syndicated distribution sites. We deliver live and archived available on-demand video content across a variety of digital platforms from narrow band Internet to broadband Internet. We offer a technology platform to capture an Internet audience when traditional media broadcast coverage may not be available.

     This Prospectus relates to the resale by the holders of up to an aggregate of 1,116,000 shares of our Common Stock, including 372,000 shares issuable on exercise of common stock purchase warrants at $0.50 per share.. The shares and warrants were acquired by the selling shareholders directly from us in transactions that were exempt from the registration requirements of the U.S. Securities Act of 1933, as amended.

     Our Common Stock is quoted on the OTC Bulletin Board(R) with a trading symbol of "VVDB." OnOctober 26 , 2000, the closing bid quotation of our Common Stock as reported on the OTC Bulletin Board(R) was $1-3/8. Quotations for our Common Stock first were entered onto the OTC Bulletin Board on January 4, 2000.

     We expect that these shares of Common Stock may be sold or distributed from time to time by or for the account of the holders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. The shares also may be sold by donees or by other persons acquiring the shares. We will receive no portion of the proceeds from the sale of the shares. We will bear certain expenses incident to the registration of the shares.

     We ask that you consider carefully the risk factors beginning on page 6 of this prospectus. There can be no assurance that our business plan will be successful.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

           THE DATE OF THIS PROSPECTUS IS NOVEMBER[___________], 2000

                                TABLE OF CONTENTS

Summary.............................................................................................4

Risk Factors........................................................................................5

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private
 Securities Litigation Reform Act of 1996...........................................................5

Use of Proceeds....................................................................................20

Price Range of Common Stock........................................................................20

Dividend Policy....................................................................................20

Management's Discussion and Analysis of Financial Condition or Plan of Operation...................21

Description of Business............................................................................26

Directors, Executive Officers, Promoters and Control Persons.......................................33

Executive Compensation.............................................................................34

Certain Relationships and Related Transactions.....................................................35

Selling Securityholders............................................................................36

Plan of Distribution.............................................................................. 37

Security Ownership of Certain Beneficial Owners and Management.....................................39

Description of Securities..........................................................................39

Disclosure of Commission Position of Indemnification for Securities Act Liabilities................40

Index to Financial Statements......................................................................F1

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549; and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549. The Commission maintains a Web site that contains the reports, proxy and information statements and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

     This Prospectus is part of a registration statement we filed with the Commission. You should rely only on the information or representations provided in this Prospectus and any information we have incorporated by reference. We have authorized no one to provide you with any information other than that provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document

                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we make reference to the "Company." When we use that term, we mean ViaVid Broadcasting, Inc., a Nevada corporation and its wholly owned subsidiary, ViaVid Broadcasting Corp.

VIAVID BROADCASTING, INC.

     We are in the business of providing digital streaming technology to create, develop and offer live event coverage, participant interviews, news and information and video and audio feeds through our website located at www.viavid.com and other syndicated distribution sites. We deliver live and archived available on-demand video content across a variety of digital platforms from narrow band Internet to broadband Internet. We offer a technology platform to capture an Internet audience when traditional media broadcast coverage may not be available.

     We have only recently commenced business and we have earned only minimal revenues to date. There can be no assurance that our business plans will be successful. Our business is still in the development stage. We started development of our business in January, 1999. We established the Business Channel, VBC News 1 Channel in January, 1999 and commenced commercial operations in March, 1999. Over the past year, we have been producing and broadcasting a variety of new programs and special events over the Internet.

     Our business objective is to develop an Internet video broadcasting company that offers a wide variety of video services utilizing streaming video technology. We have established Channels to provide viewers with access to news and information relating to such topics as business, entertainment, health and lifestyles and sports. There can be no assurance that we will be able to attain our business objective.

     Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, V5C 3T4 (telephone no.: (604) 669-0047).

SECURITIES BEING OFFERED     1,116,000  shares of our Common  Stock,  including
                             372,000 shares issuable on exercise of common stock purchase warrants at (US)$0.50 per share

SECURITIES ISSUED
AND TO BE ISSUED             7,651,000 shares  of  common  stock were issued and
                             outstanding as of the date of this Prospectus. All of the common stock to be sold pursuant to this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not  receive  any  proceeds  from the  sale
                             of the common stock by the selling securityholders.
                             In the event all 372,000  warrants  are  exercised,
                             we will receive proceeds of   $186,000. See "Use of
                             Proceeds."

RISK FACTORS                  For  a  discussion   of  certain  risks you should
                              consider in connection    with a  purchase  of the
                              shares of our Common Stock, see "Risk Factors."

SUMMARY HISTORICAL FINANCIAL DATA

     The summary historical financial information presented below has been derived from our audited financial statements for the year ended March 31, 2000 and from our unaudited financial statements for the three months ended June 30, 2000.

                                                   PERIOD JANUARY 20, 1999 TO               THREE MONTHS ENDED
                                                   ---------------------------              ------------------
                                                         MARCH 31, 2000                       JUNE 30, 2000
                                                         --------------                       -------------
                                                            (AUDITED)                          (UNAUDITED)
   CONSOLIDATED STATEMENT OF OPERATIONS DATA:

   Revenue                                                 $    53,584                           $   7,096

   Expenses                                                $ 1,130,398                           $ 236,588

   Loss for the period                                     $(1,076,814)                          $(229,492)

   Loss per share (basic and diluted)                      $     (0.16)                          $   (0.03)


                                                  AS OF JUNE 30, 2000
                                                  -------------------
                                                      (UNAUDITED)
   BALANCE SHEET DATA:

   Cash                                                 $ 97,960

   Working capital                                      $117,952

   Total assets                                         $293,247

   Shareholders' equity                                 $255,710


    CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996

     With the exception of historical matters, the matters discussed in this Prospectus are "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements made herein include, but are not limited to, the statements in this Prospectus regarding our plans and objectives of management for our future operations, including plans or objectives relating to our intentions to provide digital streaming technology to create, develop and offer live event coverage, participant interviews, news and information, and other content through our Website, Internet news broadcasting and other dissemination services and other products or services, our plans and objectives regarding revenues and expenses in future periods, our plans and objectives and needs to raise additional capital, the terms on which such capital can be raised, the period over which any capital available currently to us or raised in the future will be sufficient to meet our current and future levels of operating expenses, and our plans regarding the uses of that capital, as well as any other prospective financial information concerning us. These statements appear, among other places, under the following captions: "Summary", "Risk Factors", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and "Description of Business". Forward-looking statements made in this Prospectus include the assumptions made by management as to the future growth and business direction of the Internet, e-commerce through the facilities of the Internet and the role of video production and Internet news broadcasting and dissemination services on the Internet. They also include our beliefs as to the importance of privacy to users, their willingness to view our broadcasting services and programs, as well as our plans to improve the capabilities of our servers and facilities and the willingness of advertisers to pay for our services. They also include our beliefs as to the willingness of small-cap public companies to broadcast corporate news and information on the internet and for us to derive revenues from providing this service. We cannot assure you that our assumptions in this regard or our views as to the commercial viability of our business plans discussed herein will prove to be accurate. Likewise, we cannot assure you that we will be successful in growing our user and customer base as we plan, attracting companies to use our Internet based broadcast services for the dissemination of their news information, realizing material amounts of advertising or other revenues, achieving any commercial advantage relative to other Internet or other financial news dissemination media companies or raising the additional capital required to support our operations or the terms and conditions on which such capital can be raised. Our ability to realize revenues and raise additional capital from the business plans discussed herein cannot be assured. If our assumptions are incorrect or our advertising and other growth plans or plans to realize revenues or raise additional capital fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions and our inability to raise additional capital could have a material adverse effect on us. We caution you that various risk factors accompany those forward looking statements and are described, among other places, under the caption "Risk Factors" herein. They are also described in our Annual Report on Form 10KSB, our Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this Prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

                                  RISK FACTORS

     An investment in shares of our Common Stock involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this Prospectus, in evaluating our business and proposed activities before you purchase any shares of our common stock. You should also see the "Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1996" regarding risks and uncertainties relating to us and to forward looking statements in this Prospectus.

RISKS APPLICABLE TO OUR BUSINESS

EXTREMELY LIMITED OPERATING HISTORY; HISTORY OF NET LOSSES

     We have had an extremely limited operating history. Our business was established in January 1999 and our Web site began operations on the Internet in February 1999. Our total revenues since inception through June 30, 2000 were $60,680. An investor must consider the risks, expenses and difficulties frequently encountered by companies such as ours, in the early stages of their development particularly in the new and rapidly evolving market for Internet products, content and services. We cannot assure you that we will be successful in addressing such risks. We cannot assure you that our revenue will grow sufficiently to assure our future success. New companies, such as ours, experience expenses, difficulties and unforeseen problems that create a higher risk of business failure. If we are not successful in overcoming these expenses and difficulties, our business may fail.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

The report of our independent auditors on their audit of our financial statements as of March 31, 2000 contains an explanatory paragraph that describes an uncertainty as to our ability to continue as a going concern due to our recurring losses and the necessity to obtain additional financing. At March 31, 2000, we did not have available to us the funds necessary to meet our anticipated capital needs. At March 31, 2000 we had cash of $134,540. In order to meet our Plan of Operations, we will need to raise additional capital.

     Subsequent to June 30, 2000 and through October 26, 2000, we have raised an additional $370,000 of additional capital through the private sale of 372,000 units of securities (inclusive of 2,000 units issued as a finder's fee), each unit consisting of two shares of common stock and one warrant expiring September 30,2003 to purchase one share of common stock at an exercise price of $0.50 per share. We currently intend to seek to raise additional capital. There can be no assurance that any additional financing will be available to us on favorable terms, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our business plans as we desire, or, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition. Additional funds raised through the issuance of equity or convertible debt securities, will result in reducing the percentage ownership of our stockholders and, our stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock.

     As a result of our limited Internet operating history, we have limited meaningful historical financial data upon which our planned operating expenses can be based. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue and will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast.

     In addition, there can be no assurance that we will be able to accurately predict our revenue, particularly in light of the unproven manner in which we intend to derive our Internet revenue, the intense competition for the sale of products and services on the Web, revenue-sharing opportunities, our limited operating history and the uncertainty as to the broad acceptance of the Web as a news broadcasting medium. We may be unable to adjust our spending in a timely manner to compensate for disappointing results of our marketing efforts and efforts to develop Internet revenue, any unexpected revenue shortfall or other unanticipated changes in the Internet industry. Our failure to accurately make such predictions or adjustments in our spending would have a material adverse effect on our business, results of operations and financial condition.

POSSIBLE INABILITY TO IMPLEMENT OUR BUSINESS STRATEGY

Our business strategy includes completion of the following business objectives:

o Attracting public companies and other financial industry customers who are prepared to pay for having us prepare digital video productions and broadcast these video productions on our Web site, as well as seeking out potential advertisers and sponsors who are willing to advertise or sponsor various programs on our Web site. We have only recently begun to seek payment from customers for these services;

o Continuing to expand the usage of our Web site by attracting both financial industry customers and a variety of viewers for our other programs;

o    Expanding the functionality and capability of our Web site;

o Attracting advertising to our Web site and establishing other revenue generating opportunities for our Web site;

o    Responding to competitive developments;

o    Implementing and executing our business strategy successfully; and

o    Continuing to develop and upgrade our technologies and our Web site.

     If we are not successful in implementing all components of our business strategy successfully, our operating results and financial condition may be harmed and our business may fail.

POSSIBLE INABILITY TO GENERATE REVENUES AND PROFITABLE OPERATIONS

     We have earned minimal revenues to date and we are presently not profitable. Our business and marketing strategy contemplates that we will earn revenues from public customers who pay for the broadcast of digital video productions on the Internet via our Web site and through advertising posted on our Web site. If we are not able to generate revenues from these activities or if the revenues generated do not exceed the operating costs of our business, then our business will not be profitable and our business may fail.

ANTICIPATED LOSSES IN FUTURE PERIODS

     We incurred a loss of $1,005,146 during the fiscal year ended March 31, 2000 and of $71,668 for our first fiscal period ended March 31, 1999. We expect that our operating expenses will increase as we implement our business and marketing strategy due to the following factors:

o We will incur substantial marketing expense in order to advertise and promote our Web site, to establish a customer base and to increase usage of our Web site.

o We expect that increased usage of our Web site will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

o We expect our operating expenses will continue to increase as we expand the technical capabilities of our Web site.

o We expect our operating expenses will increase as we solicit potential customers and complete video productions for customers for broadcast via our Web site.

o We expect our operating expenses will increase as we solicit potential advertisers and attempt to enter into agreements for advertising on our Web site.

o We expect our operating expenses will increase as we undertake to implement programs to monitor usage of our Web site and develop customer profiles of Web site users.

If our operating expenses increase as anticipated, we will realize additional losses for the foreseeable future.

LOCAL NATURE OF OUR PRESENT OPERATIONS

     We focused our operations initially on public companies located in Vancouver, British Columbia. We are able to provide services to companies located in other markets, but our ability to provide on-location productions has been constrained by financial and personnel limitations. At present, we have produced only a few events outside the Vancouver area. Our objective is to expand production of news and information throughout the United States and Canada, as well as elsewhere. This sort of expansion, however, is subject to available funding and our ability to market our services in diverse areas. There can be no assurance that we will be successful in developing our business plan throughout these areas.

DEPENDENCE ON ADVERTISING REVENUE

     We intend to derive the principal portion of our revenue from the sale of advertising and sponsorship on our Internet site, and we intend that advertising and sponsorship revenue will continue to be the principal source of our revenue in the foreseeable future.

     Our ability to generate advertising and sponsorship revenue will depend on several factors, including:

o the continued development of the Internet as an advertising and sponsorship medium,

o    the pricing of advertising and sponsorship on other Internet sites,

o    the amount of traffic on our site,

o    pricing pressures, delays and new product launches,

o    our  ability  to  achieve,   demonstrate  and  maintain  user  demographics
     attractive to advertisers and sponsors, and

o our ability to develop and retain a skilled advertising/sponsorship sales force.

     Others engaged in seeking to attract users to their Internet sites have significantly greater assets and substantially larger advertising budgets than we have. These limitations on our advertising budget can be expected to adversely affect our ability to attract users to our site.

     We believe Internet advertising typically slows in the first quarter of the year. Seasonality and cyclicality in the level of Internet advertising expenditures generally could become more pronounced in the future as the Internet becomes more accepted as an advertising vehicle.

MANAGEMENT OF GROWTH AND RELATIONSHIPS; BRIEF TENURE OF MANAGEMENT; DEPENDENCE ON KEY PERSONNEL

     In developing our business plan, we expect to be required to establish and manage multiple relationships with various strategic providers of services, technology licensors, marketers and other third parties. To date, only a limited number of such relationships have been established. These requirements to enter into these relationships will be exacerbated in the event of our material growth or in the number of third party relationships, and there can be no assurance that our systems, procedures or controls will be adequate to enable us to establish and enter into these relationships, to support any substantial growth in our operations or that our management will be able to implement or manage any growth effectively.

     To effectively manage growth, we must establish, implement and improve operational, financial and management information systems and expand, train and manage our employee base. Our development is and will continue to be substantially dependent on the abilities and performance of our executive officers and other key employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our prospects, business development, and results of operations and financial condition. Competition for senior management, experienced sales and marketing personnel, qualified Web engineers and other employees is and is expected to continue to be intense. There can be no assurance that we will be successful in attracting and retaining such personnel. There can be no assurance that we may not experience difficulty from time to time in hiring and retaining the personnel necessary to support the growth of our business. Our failure to successfully manage our personnel requirements would have a material adverse effect on our business, results of operations and financial condition.

     Our performance is substantially dependent on the continued services and performance of our senior management and other key personnel, including Brian Kathler, President and a Director, Paul Watkins, Secretary and Treasurer and a Director, Robert Gamon, a Director, and James King, a Director. We do not have long-term employment agreements with any of our key personnel and maintain no "key person" life insurance policies. Our future success also depends on our ability to identify, attract, retain and motivate highly skilled, technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that we will be able to attract or retain such personnel. The failure to do so could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON THIRD PARTIES FOR INTERNET TRAFFIC

     We believe that traffic originating from links on other Internet sites (particularly search engines, directories and other navigational tools managed by Internet service providers and Web browser companies) will be an important segment of the overall traffic on our Internet site. These linking arrangements are expected to be either short-term contracts and/or be able to be terminated with little notice. There is intense competition for these types of linking arrangements. We cannot assure you that these arrangements will be able to be created or that advertising or links will be available on reasonable commercial terms or at all. Likewise, we cannot assure you that any such relationships, once established, will be maintained and continued. Our failure to establish and retain these links can be expected to adversely affect our ability to attract persons to our site.

DEPENDENCE ON LICENSED TECHNOLOGY

     We rely on certain technology licensed from third parties for use in operating and managing our Internet site and providing related services to users and advertisers. We cannot assure you that such technology licenses will be available at all, that they will be available on reasonable commercial terms or that they will operate as intended.


                RISKS APPLICABLE TO INTERNET BUSINESS ACTIVITIES

UNPREDICTABILITY  OF  FUTURE  REVENUE;   POTENTIAL   FLUCTUATIONS  IN  QUARTERLY
OPERATING RESULTS

     As a result of the evolving nature of the Internet and our limited operating history, we cannot accurately forecast our revenue. Current and future expense levels are based principally on anticipated future revenues and, as we increase the scope of our activities, these expenses, to a large extent, will increase and become fixed. Accordingly, we may be unable to adjust spending to compensate for shortfalls in our anticipated revenues. If our revenues do not materialize as anticipated, this could have an immediate material adverse effect on our business, financial condition and results of operations which could lead to an investor's loss of his investment in our company.

     Our quarterly operating results may fluctuate significantly because of a variety of factors, many of which are outside our control, including:

o    overall usage levels of the Internet and of our sites in particular,

o demand for Internet advertising and sponsorship and the loss of advertisers or sponsors,

o    seasonal trends in Internet use and advertising and sponsors,

o    the amount and timing of our capital expenditures,

o costs relating to the expansion of our operations and the introduction of new sites and services and Channels,

o    price competition or pricing changes in Internet advertising, and

o    costs relating to technical difficulties or system downtime.

     Quarterly comparisons of our results of operations are not expected to be a reliable indication of our future performance.

DEPENDENCE ON GROWTH IN INTERNET USE AND ACCEPTANCE AS AN ADVERTISING AND COMMERCE MEDIUM

     Our future revenue will depend largely on the widespread acceptance and use of the Internet as an information source and as an advertising and commerce vehicle. Rapid growth in Internet use is a recent trend and market acceptance of the Internet as an advertising and commercial medium is highly uncertain. The Internet may not be accepted as a viable advertising and commerce medium for distribution of information and engaging in commerce for a number of reasons, including:

o    inadequate development of the network infrastructure,

o    inadequate development of enabling technologies,

o    insufficient commercial support for Internet advertising or sponsors,

o    concerns about privacy and security among users, and

o lack of widely accepted standards for measuring the effectiveness of advertising on the Internet.


RAPID TECHNOLOGICAL CHANGE

     The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. We will be required to continually improve the performance, features and reliability of our infrastructure and Internet site, particularly in response to competition and changing customer demands. We cannot assure you that we will be successful in responding rapidly, cost-effectively or adequately to such developments.

COMPETITION

     The business of broadcasting news through the Internet is new, rapidly evolving and extremely competitive. We compete with a variety of other companies who offer competing means of broadcasting financial news and corporate information through the Internet, substantially all of whom are larger and more well established than we are. We expect new competitors to enter into this market due to the expansion of use of the Internet and changes in technology that will increase the ability of companies to use video streaming technology on the Internet. Substantially all of our current competitors have significantly greater financial, technical, marketing and other resources than we do. If we experience increased competition in the business of broadcasting news and video productions on the Internet, our ability to obtain customers and achieve revenues for our services will be limited. In addition, the potential rates that we may be able to charge for advertising on our Web site may decrease if the growth of the Internet and electronic commerce brings increased competition.

     Competition among Internet content providers, including news broadcasters, is intense and is expected to increase significantly in the future. The market for Internet content sites is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost. We believe we compete most directly with Workdaytv.com. However, we also generally compete for users and advertisers with a large number of Internet portals, search sites and content aggregators, general news sites (such as those provided by CNN and ABC) and general purpose online service providers (such as America Online and MSN). In addition, we compete with traditional media content businesses such as newspapers, magazines, radio and television. In order to compete successfully and attract users, advertisers and strategic partners, we must provide high quality, engaging content in a timely and cost-effective manner. We cannot assure you that we will be able to do so. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition and results of operations.

NEW SERVICE RISKS

     Our future success may depend in part on our ability to expand our Internet site to include new subject matters and services and other Internet sites. Costs related to developing new content areas and services are expensed as they are incurred while revenue related to these new content areas and services typically builds over time and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new areas or services will be developed in a timely or cost-effective manner or that they will be successful.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT

     We believe brand identity is important to attracting and expanding our user base, Internet traffic and advertising and commerce relationships. We believe the significance of brand and name recognition will intensify as the number of Internet sites increases. We cannot assure you that we will be able to continue to develop our brand.

RISK OF CAPACITY CONSTRAINTS AND SYSTEM DISRUPTIONS

     The performance and reliability of our Internet site and network infrastructure are critical to our reputation and ability to attract and retain users, advertisers and strategic partners. Any system error or failure, or a sudden and significant increase in traffic, may result in the unavailability of our site and significantly delay response times. Individual, sustained or repeated occurrences could result in a loss of potential or existing users, advertisers or strategic partners. In addition, because our advertising revenue is expected to directly relate to the number of advertisements we deliver to users, system interruptions or delays would reduce the number of impressions delivered and thereby reduce our revenue.

     Our systems and operations are vulnerable to interruption or malfunction due to certain events beyond our control, including natural disasters, telecommunications failures and computer hacking. We also rely on Web browsers and online service providers to provide Internet access to our sites. We cannot assure you that we will be able to expand our network infrastructure, either internally or through use of third-party hosting systems or service providers, on a timely basis sufficient to meet demand. We presently have only a limited amount of redundant facilities or systems, no formal disaster recovery plan and no sufficient business interruption insurance to compensate for losses that may occur. Any interruption to our systems or operations could have a material adverse effect on our business, financial condition and results of operations.

     Substantially all of our communications hardware and computer hardware is located at a leased facility in Vancouver, British Columbia, Canada. Our systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. We do not presently have fully redundant systems and have not yet completed implementing a formal disaster recovery plan. Despite our implementation of network security measures, our servers are also vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptive problems. If our computer systems fail to operate for any of these reasons, then we will not be able to operate our Web site or achieve revenues from customers and advertisers and our business will be harmed.

SECURITY RISKS

     Our system may be vulnerable to unauthorized access, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in our operations. We may be required to expend significant resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Although we intend to continue to implement industry-standard security measures, such measures may be inadequate.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by U.S. and Canadian federal, state, provincial, local and foreign governmental organizations. It is possible that a number of laws or regulations may be adopted with respect to the Internet relating to such issues as user privacy, user screening to prevent inappropriate uses of the Internet by, for example, minors or convicted criminals, taxation, infringement, pricing, content regulation, quality of products and services and intellectual property ownership and infringement. The adoption of any such laws or regulations may decrease the growth in the use of the Internet, which could, in turn, decrease the demand for our community, increase our cost of doing business, or otherwise have a material adverse effect on our business, results of operations and financial condition.

     Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that any legislation will not be enacted in the future that could expose us to substantial liability. Legislation could also dampen the growth in the use of the Web generally and decrease the acceptance of the Web as a communications and commercial medium. The result could, thereby, have a material adverse effect on our business, results of operations and financial condition.

     It is also possible that our use of "cookies" to track demographic information and user preferences and to target advertising may become subject to laws limiting or prohibiting their use. A "cookie" is a bit of information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge. A user is generally able to remove cookies. Germany, for example, has imposed laws limiting the use of cookies, and a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws limiting or abolishing the use of cookies. Limitations on or elimination of our use of cookies could limit our effectiveness in targeting of advertisements, which could have a material adverse effect on our business, results of operations and financial condition.

     In addition, a number of legislative proposals have been made at the U.S. and Canadian federal, state, provincial and local level that would impose additional taxes on the sale of goods and services over the Internet and certain jurisdictions have taken measures to tax Internet-related activities. The U.S. Congress enacted the Internet Tax Freedom Act on October 21, 1998 which imposes a national moratorium in the United States on state and local taxes on Internet access services, on-line services, and multiple or discriminatory taxes on electric commerce effective October 1, 1998 and ending three years after its enactment. There can be no assurance that, once such moratorium is lifted, some type of U.S. federal and/or state taxes will be imposed upon Internet commerce, and there can be no assurance that such legislation or other attempts at regulating commerce over the Internet will not substantially impair the growth of commerce on the Internet and as a result, our opportunity to derive financial benefit from these activities may be adversely affected.

     In addition to the foregoing areas of recent legislative activities, several telecommunications carriers are currently seeking to have telecommunications over the Web regulated by the U.S. Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Web have burdened the existing telecommunications infrastructure and many areas with high Web use have begun to experience interruptions in phone service, local telephone carriers have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought is otherwise granted, the costs of communicating on the Web could increase substantially, potentially slowing growth in use of the Web. This could, in turn, decrease demand for our services or increase our cost of doing business.

     Due to the global nature of the Web, it is possible that, although our transmissions over the Internet originate primarily in British Columbia, Canada, the governments of various states in the United States and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such laws or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations and financial condition.

     In addition, as our services are available over the Internet in multiple foreign countries, provinces, states and other jurisdictions, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions. We are qualified to do business only in British Columbia, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, results of operations and financial condition.

LIABILITY FOR INFORMATION RETRIEVED FROM THE WEB; ABSENCE OF LIABILITY INSURANCE

     Because materials may be downloaded by users of our Web site and subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of these materials, including financial and other information disseminated by use of our Web site by the small-cap public companies that are our customers. Such claims have been brought, and sometimes successfully pressed, against OSPs for example, in the past.

     In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use. We could also be exposed to liability with respect to the offering of third party content that may be accessible through our Web site, or through content and materials that may be posted by Members on their personal Web sites or chat rooms, or on-line discussions offered by us. Such claims might include, among others, that by directly or indirectly hosting the personal Web sites of third parties, we are liable for copyright or trademark infringement, or other wrongful actions by such third parties through such Web sites.

     It is also possible that if any third party content information provided on our web site contains errors, third parties could make claims against us for losses incurred in reliance on such information. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our services to Members and visitors.

     Currently, we do not carry general liability insurance intended to protect us from any liability arising out of the foregoing. In any event, however, insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage would have a material adverse effect on our business, results of operations and financial condition. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

RELIANCE ON INTELLECTUAL PROPERTY RIGHTS

     To establish and protect our trademark, service mark and other proprietary rights in its products and services, we rely on a combination of:

o copyright, unfair competition, trademark, service mark and trade secret laws and

o confidentiality agreements with our licensees and other third parties and confidentiality agreements and policies covering its employees.

     We cannot assure you that these measures will be adequate, that we will be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate our proprietary rights. Any infringement or misappropriation, or litigation relating to intellectual property rights, may have a material adverse effect on our business, financial condition and results of operations.

     We have applied to the United States Trademark office for registration of "ViaVid" as a trademark in the United States. We have also applied to the Canada Patent and Trademark Office for registration of "ViaVid" as a trademark in Canada. No trademark has been issued to us for "ViaVid" in either the United States or Canada. We are not aware of any other companies currently using the name "ViaVid". We have conducted searches of trademark databases in both the United States and Canada and have not found any registration of the name "ViaVid" as a trademark. There is no assurance that we will be able obtain a trademark for the "ViaVid" name, or that once obtained it will stand up to objections by others who have made prior use of the name. Also, there can be no assurance that we will obtain any significant commercial advantage from this trademark if granted or that we will have the financial resources to protect our rights in the name through legal proceedings or otherwise. It is also possible that our competitors or others will adopt product or service names similar to "ViaVid" or other similar service marks or trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect the name "ViaVid" adequately could have a material adverse effect on our business, results of operations and financial condition.

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. In particular, new registration and ownership priority procedures may be adopted which may make it more difficult for us to retain or obtain desirable domain names.

CONTROL BY PRINCIPAL STOCKHOLDERS AND POTENTIAL CONFLICTS OF INTEREST

     Our officers and Directors own approximately 54% of our outstanding shares of Common Stock. As a result, such persons could elect all the members of our Board. Such persons could also control those actions requiring the approval of the holders of a majority of our voting stock, including amendments to our Articles of Incorporation and any business combinations. Such persons concentration of ownership could prevent a change in control of our company that might otherwise be beneficial to stockholders.

DIFFICULTIES IN CREATING AWARENESS OF OUR WEB SITE

     We believe that development and awareness of our Web site is critical to our success in attracting consumers and advertisers. The importance of customer awareness will increase as low barriers to entry encourage the proliferation of Web sites. We intend to increase our marketing and advertising spending in order to attract and retain users and advertisers, and to promote and maintain awareness of our Web site in response to competitive pressures. If we are unsuccessful in building strong recognition of our Web site and if our marketing efforts are not successful, we will not be successful in attracting customers for our Web site and earning revenues from our Web site with the result that our business will be harmed.

     The success of our business will depend on acceptance of our business format by customers of the video production and Internet broadcast service that we offer. There is no assurance that potential customers will accept the format of our Web site. Potential customers have a variety of competing means for which to disseminate corporate information and news, both via the Internet and through traditional commercial means. If we are not successful in creating an awareness of our Web site and attracting users to our Web site, then we will not be successful in achieving revenues and our business will be harmed.

EXPENSE OF TECHNOLOGICAL DEVELOPMENTS AND EQUIPMENT UPGRADES

     The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and consumer demands. It is possible that the introduction of new technology could render our existing Web site technology and the services we offer obsolete. We anticipate that the introduction of new technology will require us to continually upgrade and change our Web site technology in order to maintain our competitive position and offer competitive services. We anticipate that the incorporation of new technology into our Web site will result in us incurring increased operating expenses. If we are required to incur these expenses and increased revenues do not match these expenses, our business will be harmed. If we do not incorporate new technology into our Web site operations, then our competitive position and our ability to attract customers and advertisers may be harmed.

RISKS APPLICABLE TO THE MARKET FOR OUR COMMON STOCK

     NO ACTIVE PRIOR PUBLIC MARKET FOR COMMON STOCK; POSSIBLE VOLATILITY OF
                                  STOCK PRICE

     Prior to January 4, 2000, there was no active public market for our Common Stock. Since then, our Common Stock has been quoted on the OTC Bulletin Board. There can be no assurance that an active trading market for our Common Stock will be sustained or that the market price of our Common Stock will not decline based upon market or other conditions. The market price may bear no relationship to our revenues, earnings, assets or potential and may not be indicative of our future business performance. The trading price of our Common Stock has been and can be expected to be subject to wide fluctuations in response to variations in our quarterly results of operations, the gain or loss of significant strategic relationships, unanticipated delays in our development, changes in estimates by analysts, announcements of technological innovations or new solutions by us or our competitors, general conditions in the technology and Internet sectors and in Internet-related industries, other matters discussed elsewhere in this Prospectus and other events or factors, many of which are beyond our control.

     In addition, the stock market in general and the technology and Internet sectors in particular have experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to us and which have been unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock.

     In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management's attention and resources and have a material adverse effect on our business, results of operations and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of significant amounts of our Common Stock in the public market or the perception that such sales will or could occur could materially and adversely affect the market price of our Common Stock or our future ability to raise capital through an offering of our equity securities. We had, as of October 30, 2000, 7,651,000 shares of common stock outstanding. Of such shares, 4,094,800 shares were held by officers and Directors of the Company. The 4,094,800 shares held by officers and Directors, as well as 817,000 shares held by the wife of an officer and Director, are "restricted securities" as such term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. Approximately 1,446,000 shares of our Common Stock are freely transferable under U.S. Federal securities laws, including the offer and sale of 1,037,000 shares that has previously been registered under the Securities Act, subject to the requirements of the Securities Act for the selling securityholders to deliver a current prospectus in connection with a sale of those shares. In addition, the 1,116,000 shares included in this prospectus will also be freely transferrable subject to the same prospectus delivery requirements. The sale of these shares or the perception that such sales will or could occur could materially and adversely affect the market price for our Common Stock.

     On January 27, 2000, Kathler Holdings Inc., Paul Watkins, Cheryl Watkins and 549419 BC Ltd., our principal shareholders, notified us that they sold or intend to sell an aggregate of 195,000 shares of Common Stock pursuant to Rule
144. Subsequent to the sale of those shares, the shares become freely transferrable under U.S. Federal securities laws.

     We have filed a Form S-8 registration statement under the Securities Act to register all shares of Common Stock issuable pursuant to outstanding options and all shares of Common Stock reserved for issuance under our 1999 Stock Option Plan. Such registration statement became effective immediately upon filing in December 1999 and the shares issuable on exercise of options granted under the 1999 Stock Option Plan are covered by that registration statement. The shares issuable on exercise of the options granted under the Plan are eligible for sale, subject to Rule 144 limitations applicable to affiliates. As of October 30, 2000, we have options outstanding under the 1999 Stock Option Plan to purchase 922,000 shares at a price of $1.00 per share and 25,000 shares at a price of $3.50 per share. An aggregate of 186,000 shares were issued on exercise of options granted under the 1999 Stock Option Plan on March 14 and April 12, 2000 and are included in the shares described above that are freely transferrable under U.S. Federal securities laws. In addition, there are 3,000 shares reserved for the future grant of options under the Plan. We intend to attract employees to work for us through the grant of options to purchase these shares. These options granted to attract additional employees may be immediately exercisable and the shares freely transferrable under the Securities Act. The sale of these shares or the preception that such shares will be sold could have an adverse effect on the market price for our Common Stock.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. . In the event all 372,000 warrants are exercised we will receive proceeds of $186,000. We will pay all expenses related to the registration of the securities.

                           PRICE RANGE OF COMMON STOCK

     Our Common Stock has been quoted on the OTC Bulletin Board since January 4, 2000 under the symbol VVDB. The following table sets forth the high and low bid quotations on the OTC Bulletin Board for the Company's Common Stock for the period January 4, 2000 through September 25, 2000. Prior to January 4, 2000 there was no active market for our Common Stock.

                                                                         BID
                                               ---------------------------------------------------------
             CALENDAR QUARTER                             HIGH                         LOW
          -----------------------------------------------------------------------------------------------
            2000: First Quarter                           $5-1/8                        $1-1/2

            2000: Second Quarter                           $3.63                         $0.75

            2000: Third Quarter                            $1.05                         $0.41

     The foregoing amounts, represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and do not represent the prices of actual transactions. On October 26, 2000, the closing bid quotation for the Common Stock, as reported on the OTC Bulletin Board was $1-3/8

     As of October 31, 2000, we had approximately 389 shareholders of record.

                                 DIVIDEND POLICY

     We do not intend to pay any dividends on our Common Stock for the foreseeable future. Any determination as to the payment of dividends on our Common Stock in the future will be made by our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects as well as such other factors as our Board of Directors may deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
                               PLAN OF OPERATION

GENERAL

     Our company was incorporated in January, 1999 under the laws of the state of Nevada. Prior to that time, we conducted operations as ViaVid Broadcasting, Corp., a British Columbia company formed in July, 1994. The British Columbia company was inactive and did not carry on any business operations prior to January, 1999. At that time, it began development of the business described in this Prospectus. We continue to carry on our business through the British Columbia company as our wholly owned operating subsidiary. In November 1998, the British Columbia company changed its corporate name to ViaVid Broadcasting Corp.

     We acquired all the outstanding shares of ViaVid Broadcasting Corp. in January, 1999 from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of a total of 5,100,000 shares of our common stock.

     Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, Canada V5C 3T4. Our telephone number is (604) 669-0047. Our Web site is located at http://www.viavid.com. Information contained on our Web site does not constitute part of this Prospectus.

                                PLAN OF OPERATION

     Our business objective is to become a leading Internet broadcasting site. We intend to achieve this objective by pursuing the following key strategies:

News Broadcasting Services for Small-Cap Public Companies.

     We believe that small-cap public companies have not been able to achieve coverage on traditional media based Internet broadcast services such as Bloomberg and CNBC. We believe that there is market demand from small-cap public companies that want to broadcast corporate news and information on the Internet and our objective is to meet this demand by providing Internet broadcasting services to these companies. Our Internet broadcasts will be produced solely for broadcast via the Internet as opposed to being Internet broadcasts of television coverage. We will target public and financial services companies as customers, in order to educate them on the availability of our service and technology.

Production and Broadcasting of Special Events.

     Over the past year, we have developed additional Channels such as Sports, Entertainment and Health and Lifestyles to produce and broadcast unique programs and special events. By broadcasting these programs, we will target a variety of audiences to bring additional viewership to our Web site.

Awareness of the Web site.

     Our marketing efforts to date have been minimal, having focused largely on the development of our Web site. We have recently initiated greater marketing efforts, including the addition of a sales person and additional advertising. Our video "skins" have been featured on Stockhouse.com, Radiowallstreet.com, Rivals.com, Motorsports.com and Urbanwave.com, which we believe enhances awareness of our Web site..

     We operate in a market in which strong brand recognition is critical to differentiating ourselves and attracting a high-level of customer awareness and user traffic. Accordingly, our strategy is to increase our visibility and brand recognition through a variety of marketing and promotional techniques. Specifically, we intend to increase points of access by forming strategic relationships with, and advertising on, leading Web sites. We also propose to provide content for these other Web sites. Prominent positioning on these sites is intended to give our Web site credibility with potential clients who are unfamiliar with our Web site. We also propose to reinforce the ViaVid brand name in users' minds by employing consistent branding from the design of our Web site and logo. There can be no assurance that we will be able to accomplish these objectives.

     We intend to pursue co-marketing arrangements by cross-linking with other Web sites on the Internet. We may post links to other Web sites in return for that site posting our link. We propose to pursue cross-linking only where there is a mutually beneficial synergy with other Web sites.

Promoting Repeat Visits.

     We have designed our Web site with what we believe is an attractive and engaging format in order to enhance the experience of users and to encourage repeat visits. We believe that repeat visits can be further encouraged by the addition of new video content on a daily basis.

Expanding the Capabilities of our Web site.

     We will attempt to continually enhance the functionality and attractiveness of our Web site by regularly updating the technology used to broadcast video information. We have established Channels to provide viewers with access to news and information relating to such topics as business, entertainment, health and lifestyles and sports. We propose to expand the capability of our Web site by adding additional programs for our Channels.

Monitoring Customers and Gathering Data.

     We believe that increased information regarding users of our Web site will assist us in marketing our Web site and increasing revenues. At present, we gather minimal demographic information regarding users of our Web site. We are proposing to expand the capability of our Web site to obtain personal and business profile information on users. This information we believe will assist us in marketing our site to advertisers who are prepared to pay for the placement of ads on our Web site. Information regarding the location, nature of business, income level and other marketing criteria of users of our Web site will assist in developing user profiles. We believe user profiles will assist us in marketing our video production and broadcast services.

Expanding the Revenue Generating Capacity of our Web site.

     We intend to pursue alternate revenue streams by streaming and encoding other productions for our site or another web site, show sponsorship and e-commerce opportunities. We also propose to pursue arrangements with other companies whereby we may earn a commission or fee based on customers referred to web sites operated by other companies.

STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2000

SALES. Our revenues were $50,148 for the year ended March 31, 2000 compared to revenues of $3,436 for the period from January 20, 1999, the date of our incorporation, to March 31, 1999. Our revenues were achieved primarily from video production and Internet broadcast services provided to our customers.

REVENUE. Our revenues are minimal in comparison to our operating expenses because we are currently in the start-up phase of our operations. We are attempting to increase our future revenues by completing our plan of operations, as discussed in this Prospectus. In addition, we commenced "live" Internet broadcasts in December, 1999. Our objective is to attract corporate sponsorship and advertising for these "live" Internet broadcasts.

OPERATING EXPENSES. Our operating expenses were $1,055,294 for the year ended March 31, 2000, compared to operating expenses of $75,104 for the period from January 20, 1999 to March 31, 1999. The increase in operating expenses was due to the move to the new production facilities and the additional expenses incurred to run a live feed from the studio, as well as additional equipment purchased to produce these events. We will incur additional operating expenses as we continue to provide live broadcast feeds of our productions on the Internet. We will continue to have operating expenses in connection with the continued up-grade of our Web site. We also anticipate that operating expenses will increase as the number of video productions which we produce and broadcast for our customers increases.

NET LOSS. Our net loss was $1,005,146, or $(0.16) per share, for the year ended March 31, 2000. Fully diluted loss per share was $(0.13). Our net loss was $71,668, or $0.01 per share, for the period from January 20, 1999 to March 31, 1999. Our net loss reflects the fact that we have not earned significant revenues to date.

THREE MONTHS ENDED JUNE 30, 2000

SALES. Our revenues were $7,096 for the three months ended June 30, 2000 compared to revenues of $5,768 for the three months ended June 30, 1999. Our revenues were achieved primarily from video production and Internet broadcast services provided to its customers.

REVENUE. Our revenues are minimal in comparison to our operating expenses because we are currently in the start-up phase of our operations. We are attempting to increase our future revenues by completing our plan of operations, as discussed in this Prospectus. In addition, we commenced "live" Internet broadcasts in December, 1999. Our objective is to attract corporate sponsorship and advertising for these "live" Internet broadcasts.

OPERATING EXPENSES. Our operating expenses were $236,588 for the three months ended June 30, 2000 compared to operating expenses of $106,511 for the three months ended June 30, 1999. The increase in operating expenses was due to the move to the new production facilities and the additional expenses incurred to run a live feed from the studio, as well as additional equipment purchased to produce these events. We will incur additional operating expenses as we continue to provide live broadcast feeds of our productions on the Internet. We will continue to have operating expenses in connection with the continued up-grade of our Web site. We also anticipate that operating expenses will increase as the number of video productions which we produce and broadcast for our customers increases.

NET LOSS. Our net loss was $229,492, or $(0.03) per share, for the three months ended June 30, 2000. Our net loss was $100,743 or $(0.02) per share for the three months ended June 30, 1999. Our net loss reflects the fact that we have not earned significant revenues to date.

LIQUIDITY AND CAPITAL RESOURCES

     Our operations have been financed principally through sales of our equity securities. We had cash of 134,540 as of March 31, 2000 compared to cash of $163,406 as of March 31, 1999. During the year ended March 31, 2000, we realized net proceeds of $537,000 from the sales of our equity securities. These proceeds were used to finance our operating activities. Subsequent to June 30, 2000 and through October 26, 2000, we have raised an additional $370,000 of additional capital through the private sale of 372,000 units of securities (inclusive of 2,000 units issued as a finder's fee), each unit consisting of two shares of common stock and one warrant expiring September 30,2003 to purchase one share of common stock at an exercise price of $0.50 per share.

     We plan on meeting our operating expenses during the year ending March 31, 2001 by focusing on generating revenues through advertisements and sponsorship on live broadcasts, video productions for broadcast on our website and hosting of video productions as well as from additional capital intended to be provided by further sales of equity securities. There can be no assurance that any additional capital can be raised or, if equity securities are sold, the terms of any such transaction.

     Subject to the availability of sufficient funds, we currently intend to pursue the following Plan of Operations during the twelve months ended March 31, 2001:

o Continue to develop a customer base of public and financial companies to use our services for digital video productions and Internet broadcasting. We anticipate we will spend approximately $100,000 on this marketing expense over the twelve-month period;

o Continue to develop the Business Channel for broadcast from our Web site. We anticipate we will spend approximately $200,000 on this development expense over the twelve-month period;

o Develop additional programming for Sports, Entertainment and Health and Lifestyles Channel. We anticipate we will spend approximately $500,000 on various programs for these additional channels over the twelve-month period;

o Evaluate whether to set up an additional office or offices in additional cities in order to expand our business and meet customer demand. If we proceed to establish additional offices, we anticipate we will spend approximately $50,000 for this purpose over the twelve-month period;

o Expand our Web site to attempt to extract marketing information and data from users in order to obtain a basis for earning advertising revenue. We anticipate we will spend approximately $50,000 on expansion of our Web site over the twelve-month period;

o Purchase additional equipment to expand our digital video production studio and video production capabilities. We anticipate we will spend approximately $250,000 on additional production equipment over the twelve-month period.

     Accordingly, subject to the availability of funds, we anticipate that we will spend approximately $1,150,000 over the twelve-month period in pursuing our Plan of Operations described above. A portion of these funds may be obtained from additional equity financings to be completed in the future. In the event we are unable to obtain these funds from these sources, our ability to pursue our business plan will be adversely affected.

     Our actual expenditures and business plan may differ from this stated Plan of Operations. Although we have no present plans or proposals pending, a strategic alliance relating to one aspect of streaming content or encoding may cause our Board of Directors to modify our plans. In addition, we may modify our Plan of Operations based on the available amounts of financing in the event that we cannot obtain the required equity financings to pursue our Plan of Operations. We do not have any arrangement in place for any debt or equity financing which would enable us to meet our Plan of Operations.

     We are currently receiving revenues from video production , advertising and hosting services. We anticipate an increase in revenue from production, advertising, sponsorship and hosting video footage and web content if we are successful in increasing our customer base over the next twelve months. However, these revenues are not sufficient to support our current levels of expenditures and additional capital will be required.

     Notwithstanding the above Plan of Operations, we anticipate we will experience continuing operating losses in the foreseeable future. We base this expectation in part on the following:

o We will incur substantial marketing expense in order to advertise and promote our Web site, to establish a customer base and to increase the usage of our Web site.

o Increased usage of our Web site will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

o Our operating expenses will continue to increase as we expand the technical capabilities of our Web site.

o Our operating expenses will increase as we solicit potential customers and complete video productions for customers for broadcast via our Web site.

o Our operating expenses will increase as we solicit potential advertisers and sponsors and attempt to enter into agreements for advertising and sponsorship on our Web site.

o Our operating expenses will increase as we undertake to implement programs to monitor usage of our Web site and develop customer profiles of our users.

                             DESCRIPTION OF BUSINESS

     We are in the business of providing digital streaming technology to create, develop and offer live event coverage, participant interviews, news and information and video and audio feeds through our website located at www.viavid.com and other syndicated distribution sites. We deliver live and archived available on-demand video content across a variety of digital platforms from narrow band Internet to broadband Internet. We offer a technology platform to capture an Internet audience when traditional media broadcast coverage may not be available.

     We have only recently commenced business and we have earned only minimal revenues to date. There can be no assurance that our business plans will be successful. Our business is still in the development stage. We started development of our business in January, 1999. We established the Business Channel, VBC News 1 Channel in January, 1999 and commenced commercial operations in March, 1999. Over the past year, we have been producing and broadcasting a variety of new programs and special events over the Internet.

     Our business objective is to develop an Internet video broadcasting company that offers a wide variety of video services utilizing streaming video technology. We have established Channels to provide viewers with access to news and information relating to such topics as business, entertainment, health and lifestyles and sports. There can be no assurance that we will be able to attain our business objective.

OUR CHANNELS

Business Channel

     We believe that small-cap public companies have not been able to achieve coverage on traditional media based Internet broadcast services such as Bloomberg and CNBC. We believe that there is market demand from small-cap public companies that want to broadcast corporate news and information on the Internet and our objective is to meet this demand by providing Internet broadcasting services to these companies. We expect that the majority of our Internet broadcasts will be produced solely for broadcast via the Internet as opposed to being Internet broadcasts of television coverage. We will target public and financial services companies as customers in order to educate them on the availability of our service and technology.

     We offer the following services to our customers:

o    Video   production  of  news  releases,   corporate  events  and  corporate
     announcements;

o Broadcast and dissemination of video productions from our Web site over the Internet;

o Assistance in making video productions available from our customers' Web sites.

o    Advertising and hosting.

     Our Business Channel provides viewers with interviews from company officials and analysts at locations throughout the United States and Canada. Broadcasts are produced live and to tape and are archived on our Web site for instant on-demand video. Interviews can also be linked to other companies' sites, allowing us to gain additional viewers from other sites. We have also developed "skins" which are video boxes that display our video content that are incorporated into and appear on certain websites of other companies, thus allowing a greater coverage of our video productions. We have provided "skins" for Stockhouse.com and Radio Wallstreet.com for select VBC News 1 shows.

     Our Business Channel currently includes the following productions which are available on our Web site live and archived:

o VBC News 1 - An interactive financial news show that features interviews with small cap companies and analysts.

o Mike Talks About Money & Net Crazy - Two financial news shows hosted by Michael Campbell, a well known and respected British Columbia business analyst.

o Chris Tidd's Canadian Mutual Fund Report - A financial news show geared towards Canadian Mutual Funds.

o The Investment Scene - A TV based investment show which ViaVid encodes and streams for the ViaVid website.

     We also produced and broadcast the CEO Summit on December 6 -9, 1999 in conjunction with vcall.com, radiowallstreet.com and The Financial Relations Board. We interviewed officials from 80 companies in a live four-day event.

Entertainment and Music Channels

     We developed these Channels for the Gen X population. The Who Else Show showcases a variety of musical groups such as "I Mother Earth", "No Means No" and "Wide Mouth Mason" as well as up and coming bands and entertainment acts. Our Entertainment "skin" has been seen on Urbanwave.com. We also developed this Channel to take advantage of the actively developing film industry in Vancouver.

     Sports and Special Events Channels

     Forsythe Racing. Under an agreement with Forsythe Racing, we developed "Pit Pass". Pit Pass, hosted by ESPN's Paul Page, is an inside look into the Forsythe Racing Team. Our production crew has been traveling to the CART races to film and broadcast the Forsythe Racing Team over the past year. Our sports "skins" have been seen on Rivals.com and Motorsports.com.

     The Golf Show. On March 1, 2000, we signed a Memorandum of Understanding with Ewart Golf World Inc. to encode and stream 26 golf segments for the 2000 season. CTV Sportsnet, KVOS 12 and other channels throughout the world broadcast The Golf Show.

     We have also filmed the PGA Golf Tournament and the Telus Open on location in Vancouver.

Lifestyles Channel

     We  currently   encode  and  stream   Health  Videos  from  TVN,  a  health
broadcasting company located in New York.

FORMAT OF OUR WEB SITE

     VBC News 1, our first Channel launched, was developed with the objective of creating a financial resources site. We have now developed other Channels to bring a variety of viewers to our site.

     An Internet user accessing our Web site is presented with options on which Channel to access. Upon selection, our Web site launches a streaming media program that enables the video production to be viewed by the user more efficiently. "Streaming" is the term used for computer data media files that begin playing at the same time they are being transmitted to the user's computer. As the name streaming suggests, files flow like a stream. Rather than attempting to send a whole reservoir of data at one time, streaming sends the first part of an audio or video clip through the Internet first, and then, while that clip is playing, the rest of the data is sent, arriving in time to be played. To make sure playback is not interrupted if logjams slow the network, the player collects a small backlog of data, called a buffer, before it starts playing the first clip. If the data keeps flowing fast enough, playback is continuous. Thus, users only have to wait the few seconds it takes to create a buffer before viewing a file, regardless of whether the file lasts 30 seconds or 30 minutes.

     Our Web site also displays our logo and we are now producing advertisements for insertion into the various programs.

REVENUE SOURCES

     We intend to generate revenue from the following sources:

o    The video  broadcast  and  production  of special  events on the VBC News 1
     Show.

o    Advertising and sponsorship.

o Encoding and streaming video productions from other sources for use on our site or any other website.

o    Hosting and server storage of video footage and web content.

The Broadcast and Production of Special Events and Corporate Information

     We currently  produce and  broadcast  corporate  interviews  and  corporate
events  for  publicly   traded   companies,   as  well  as  various  sports  and
entertainment events.

     We intend to broadcast news and special event coverage for both our customers who are paying a fee for the broadcast of such coverage, and for public companies and special events that are not customers where we deem the news coverage to be of interest to our audience. Our objective in broadcasting news and event coverage for non-paying customers is to enhance the content of our broadcasts. Our objective is to build and maintain an audience for our customers who are paying for the broadcast of news and event coverage. We consider that building and maintaining an audience that views our broadcasts as essential to the marketing and sales of our broadcast services. Our charges to customers are intended to range from $2,000 to $20,000 depending on the services the customer requests, such as additional interviews or advertising packages

     We perceive that there is demand by public companies with small capitalization who want to broadcast corporate news via the Internet. We compete against other larger companies who also broadcast financial video on the Internet, including Bloomberg and CNBC. We believe that our Internet broadcast services can be distinguished from the services offered by large Internet broadcast companies such as Bloomberg and CNBC as these large firms do not offer news coverage for small-cap public companies. In addition, these broadcasters do not offer the opportunity for small-cap public companies to pay for Internet news broadcast at affordable rates.

Advertising and Sponsorship

     We anticipate that advertising and sponsorship revenues will be the principal source of our future revenue. Advertisements are run throughout our Business Channel broadcasts and we expect that advertisements will run throughout programs on our other Channels as well. We will seek sponsorship revenues for special events, such as golf tournaments and musical events. To date, our revenues from this source have not been material.

Hosting and Storage of Video Footage and Web Content

     We intend to maintain archived video footage on our servers so that the footage can be re-broadcast on demand from our Website or any other Website that has a link to our website. We propose to charge our customers a monthly fee for the maintenance and storage of this footage. We propose to evaluate increases in the fee charged if demand for our Internet broadcast services increases.

     We are also intending to offer the service of hosting and updating our customers' Web sites for a monthly fee.

OPERATIONS

     We use independent Internet service providers to provide connectivity to the Internet. We believe that these telecommunication and Internet service facilities are essential to our operation. In November, 1999, we upgraded our internet capabilities through increased bandwidth to facilitate the availability of our liveproductions.

     We produce and broadcast our productions at our studio in Burnaby, British Columbia. We also offer on-location services in Vancouver, British Columbia. All footage shown outside of our Website is clearly identified as our footage with ties back to our Website. We expect that each customer that broadcasts will bring its own audience to our Website that we will attempt to retain through our daily programming.

     We focused our operations initially on public companies located in Vancouver, British Columbia. Our VBC News 1 clients are now able to be heard by telephone on the show from any location in the world and to respond to viewers in an interactive format. Our on-location services have been constrained by financial and personnel limitations. At present, we have produced only a few events outside the Vancouver area. Our objective is to expand our production of news and information throughout the United States and Canada, as well as elsewhere. This sort of expansion, however, is subject to available funding and our ability to market our services in diverse areas. There can be no assurance that we will be successful in developing our business plan throughout these areas.

TECHNOLOGY

     We license commercially available technology whenever possible instead of purchasing custom-made software or developing our own software. We believe that this strategy lowers operating costs and allows us to concentrate more fully on creating content.

     We rely on a variety of technologies that we license from third parties, including our Internet server software, which is used in our ViaVid Web site to perform key functions. We can provide no assurance, however, that these third-party technology licenses will continue to be available to us on commercially reasonable terms. Our loss or inability to maintain or obtain upgrades to any of these technology licenses, could result in delays in completing enhancements and have a material adverse effect on our business, results of operations and financial condition.

INTELLECTUAL PROPERTY

     Our performance and ability to compete are dependent to a significant degree on our proprietary intellectual property. We rely on a combination of trademark, copyright and trade secret laws in order to protect our proprietary rights. We also rely on confidentiality agreements and non-compete agreements executed by employees and consultants.

     We have applied to the United States Trademark office for registration of "ViaVid" as a trademark in the United States. We have also applied to the Canada Patent and Trademark Office for registration of "ViaVid" as a trademark in Canada. No trademark has been issued to us for "ViaVid" in either the United States or Canada. We are not aware of any other companies currently using the name "ViaVid". We have conducted searches of trademark databases in both the United States and Canada and have not found any registration of the name "ViaVid" as a trademark. There is no assurance that we will be able obtain a trademark for the "ViaVid" name, or that once obtained it will stand up to objections by others who have made prior use of the name. Also, there can be no assurance that we will obtain any significant commercial advantage from this trademark if granted or that we will have the financial resources to protect our rights in the name through legal proceedings or otherwise. It is also possible that our competitors or others will adopt product or service names similar to "ViaVid" or other similar service marks or trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect the name "ViaVid" adequately could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION

     In general, business on the Internet is rapidly being developed by companies with greater technical and financial resources than we have. Competitors may target our business directly and may offer services comparable to our services at prices below our cost. There is no assurance that we will have the financial or technical resources to compete with such action or competitors.

     The Internet news dissemination market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future. We currently or potentially compete with a variety of other companies. These competitors include:

(i)   a number  of  indirect   competitors  that  specialize  in  Internet  news
      broadcasting, Bloomberg and CNBC;

(ii)  conventional news  broadcasting  and  dissemination  services,   including
      television, newspapers, and magazines;

(iii) a variety of other companies that offer services similar to our services.

     We are aware of many competitors that provide both conventional and Internet distribution of print-based news releases and corporate information for small-cap public companies. One example of a competitor in our principal market of Vancouver, British Columbia is Canada Stockwatch Inc., which provides news dissemination services for small-cap public companies using both conventional print media and electronic distribution. Public companies such as Yahoo, Inc. and Microsoft Corporation also provide Internet access to news releases and corporate information released by small-cap companies. We view our Internet broadcast services as being distinct from these print based distribution media sources. Our Internet broadcast service is intended to enable a small-cap company to deliver multi-media presentations with audio and video streaming. We believe these broadcasts have the potential to offer greater impact to the public company's target audience by enabling the viewer to see representatives of the small-cap company delivering corporate information. In addition, these presentations are done live and enable the audience to interact and ask questions in real time, as if they were actually present. Any presentation can be coupled with video images of a customer's business operations and products. The presentation can also be integrated with a customer's marketing information and corporate information, thereby reinforcing the customer's corporate image. We are also able to broadcast events such as shareholder meetings and press interviews that are not typically published in a print-based format.

EMPLOYEES

     We have eleven (11) full-time employees, including Mr. Brian Kathler, our President, and Mr. Paul Watkins, our Secretary and Treasurer. We have no part-time employees. We conduct our business primarily through agreements with our consultants and unaffiliated third parties.

RESEARCH AND DEVELOPMENT EXPENDITURES

         We have spent the following amounts on start-up and development expenses since the commencement of our business in January, 1999:

   January 20,1999 to March 31, 1999               $75,104
   April 1, 1999 to March 31, 2000              $1,055,294

Start-up and development expenses have consisted of expenses associated with product development, including development of our Web site and the Business Channel, business development and market development. We have paid for all start-up and development expenses that we have incurred.

GOVERNMENT REGULATION

     Our subsidiary, ViaVid Broadcasting Corp., is presently qualified to carry on business in the Province of British Columbia, Canada. We may have to qualify to do business in other jurisdictions as our business expands. As our broadcasts will be available over the Internet in multiple states and foreign countries, additional jurisdictions may claim we are required to qualify to do business as a foreign company in each such state or foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

     Our ability to carry on business and expand may be impacted by new government regulation. Due to the increasing popularity and use of the Internet, new laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet and may increase our cost of doing business or otherwise have a harmful effect on our business.

     We believe  that  acceptance  of our  business  format may increase as more
Internet users are able to get high speed access to the Internet as the functionality of our Web site is enhanced using high speed Internet access over conventional access. Government regulation may impact on the timing and rate of introduction of high speed Internet access to consumers. The delay of the wide spread introduction of high speed Internet access may detrimentally impact on our business.

     There are no material environmental protection laws that will apply to or effect our business.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.

DESCRIPTION OF PROPERTY

     Our primary business activities are carried on at leased premises located at 3955 Graveley Street, Burnaby, British Columbia V5C 3T4. These premises are comprised of approximately 3,000 square feet and are leased for a term expiring on April 30, 2001 at a rental of $3,850 per month. We have the option to extend the term of the lease through April 30, 2002. We believe these facilities are adequate for our current operations.

                   DIRECTORS, EXECUTIVE OFFICERS AND PROMOTERS

Our Directors and executive officers, their ages, and positions with us, as well as their employment background for the past five years are as follows:

         NAME                  AGE                      POSITION
        ------                 ----                     --------
Brian Kathler                   37             President and Director
Paul Watkins                    37             Secretary, Treasurer and Director
Robert Gamon                    53             Director
James King                      55             Director

     Brian Kathler has been our President and a Director since January, 1999. Mr. Kathler has served as the President and a director of our subsidiary, ViaVid Broadcasting Corp. since October 31, 1998. Prior to joining us, Mr. Kathler was a self-employed computer consultant from July, 1997 to November, 1998. Mr. Kathler provided technical consulting services to several public companies based in Vancouver, British Columbia, Canada as a self-employed computer consultant. Mr. Kathler was a co-founder and a director of Riptide Technologies, a company involved in the business of software consulting, from 1996 to July, 1997. Mr. Kathler was employed as a senior software engineer by MPR Teltech, a company involved in the business of telephone research from 1994 to 1996. Mr. Kathler possesses more than fourteen years of experience in the computer software development, consulting and management industry. Over this fourteen year period, Mr. Kathler has worked in a number of areas of the software development industry ranging from programming to assisting companies in getting started.

     Paul Watkins has been a Director since January, 1999. Mr. Watkins has also served as a director of our subsidiary, ViaVid Broadcasting Corp., since October 31, 1998. Mr. Watkins founded Watkins Communications Inc., an Internet marketing and news dissemination company with clients in the financial industry, in 1994. Mr. Watkins has been the president and director of Watkins Communications Inc. from 1994 to the present. Watkins Communications Inc. has clients listed on the Vancouver Stock Exchange, Alberta Stock Exchange and Toronto Stock Exchange for which it electronically files and disseminates press releases and financial information. Mr. Watkins has a background in computer sciences and has over 10 years experience in the business of investor communications.

     Robert Gamon joined our board of directors on November 23, 1999. Mr. Gamon has been a director of our subsidiary, ViaVid Broadcasting Corp. since November, 1998. Mr. Gamon was an investment advisor with Pacific International Securities of Vancouver, British Columbia from November, 1997 to November, 1999. Mr. Gamon was an investment advisor with Georgia Pacific Securities of Vancouver, British Columbia from 1991 to November, 1997.

     James King has worked in the video industry since 1990. From February of 1992 to June 1999, Mr. King was President of VTR Video. VTR manufactured and distributed video products in Canada for major Hollywood studios. In June 1999, Technicolor, a manufacturer of video and optical products, purchased VTR Video. Mr. King continues as the head of Technicolor Canada. Mr. King is a graduate of The University of British Columbia, and is a registered Professional Engineer. Prior to 1990 Mr. King worked in management roles with Union Carbide, Gas Products Division. He was a senior consultant with Roy Jorgensen Associates, a firm specializing in Maintenance Management systems for Cities, Municipalities and Provincial Governments.

     Our Directors are elected for terms of one year to hold office until the next annual meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid or awarded to our President during the fiscal year ended March 31, 2000 for all services rendered to us in that year.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                               ----------------------------------------- ------------------------------
                                                          BONUS/ANNUAL    SECURITIES      LONG-TERM
          NAME AND                                          INCENTIVE     UNDERLYING      INCENTIVE       ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY          AWARD         OPTIONS        PAYOUTS      COMPENSATION
---------------------------------------------------------------------------------------------------------------------
Brian Kathler                    1999        $39,000           -0-            (1)            -0-             -0-
                                 2000        $15,000
---------------------------------------------------------------------------------------------------------------------

(1)  Options granted to Mr. Kathler in 1999 were cancelled in January 2000.

EMPLOYMENT AGREEMENTS

     The services of Brian Kathler, our President, are provided pursuant to a consulting agreement dated February 1, 2000 between Kathler Holdings Ltd and us. The following services of Mr. Kathler are provided pursuant to this agreement:
(1) general direction and supervision of our business and financial affairs; (2) overall direction to our management; (3) management of our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned to Mr. Kathler by our Board of Directors. The agreement has a term of one year. The compensation we pay to Kathler Holdings Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement that provided for a compensation review after six months from commencement of the agreement. The services of Mr. Kathler under this agreement are on a full time basis.

     The services of Paul Watkins, Secretary, Treasurer and a director, are provided pursuant to a consulting agreement dated February 1, 2000 between Watkins Communications Inc and us. The following services of Mr. Watkins are provided to us pursuant to this agreement: (1) the exercise of general direction and supervision over the marketing and development of our business; (2) providing direction to our management; (3) assisting with our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year. The compensation that we pay to Watkins Communications Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement which provided for a compensation review after six months from commencement of the agreement. The services of Mr. Watkins under this agreement are on a full time basis

     The services of Robert Gamon, a director, are provided pursuant to a consulting agreement between us, Mr. Gamon and 595871 B.C. Ltd. dated December 1, 1999. The following services of Mr. Gamon are provided to us pursuant to this agreement: (1) supervising the financing activities of the Company; (2) advising the Company on its capital structure and the structure of future financings; and
(3) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year commencing November 1, 1999. The compensation that we pay to 595871 B.C. Ltd. is $5,000 per month. The services of Mr. Gamon under this agreement are on a full time basis.

     We believe that the compensation paid to Kathler Holdings Inc., Watkins Communications Inc., and 595871 B.C. Ltd. is below market compensation rates for companies in our industry. The consultant fees paid to Kathler Holdings Inc. and Watkins Communications Inc. were increased effective August 31, 1999 to bring these rates of remuneration closer to market rates. We believe that the terms of the agreements with Kathler Holdings Inc., Watkins Communications Inc., and 595871 B.C. Ltd. are at least as fair to us as would have been obtained from an unrelated third party in an arms-length negotiation.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We acquired our subsidiary, ViaVid Broadcasting Corp., on January 27, 1999 from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of 5,100,000 shares of our common stock issued as follows:

o Kathler Holdings Inc. was issued 1,700,000 shares. Kathler Holdings Inc. is a private company controlled by Brian Kathler, our President and a Director.

o Paul Watkins, our Secretary, Treasurer and a Director, was issued 850,000 shares.

o Cheryl Watkins, the wife of Mr. Watkins, was issued 850,000 shares. Mr. Watkins disclaims a beneficial interest in these shares.

o 549419 BC Ltd. was issued 1,700,000 shares. 549419 BC Ltd. is a private company controlled by Robert Gamon, a Director. These shares are now held by 595871 BC Ltd., a private company controlled by Robert Gamon, a Director.

     We have entered into a consulting contract with Kathler Holdings Inc. for the services of Brian Kathler, our President and a Director. We have also entered into a consulting contract with Watkins Communications Inc. for the services of Mr. Paul Watkins, a Director, and 595871 BC Ltd. for the services of Mr. Robert Gamon, a Director.

     We have also repaid on September 15, 1999 the following loans to our shareholders and Directors:

          Shareholder/Director                         Loan Repayment
          --------------------                         --------------
          Kathler Holdings Inc.                        $3,240
          549419 B.C. Ltd.                             $4,520
          Paul Watkins                                 $4,790

     As of October 30, 2000, we are indebted to each of Mr. Kathler,, 595871 andMr. Watkins in the amount of $12,000 for their monthly compensation that was deferred.

     We have no other loans outstanding to any of our officers, Directors or principal shareholders.

     On June 7, 2000, an option to purchase 50,000 shares issued to Mr.King, a Director of ours, was repriced to an exercise price of $1.00 per share.

                             SELLING SECURITYHOLDERS

     The following table sets forth the aggregate numbers of securities beneficially owned by each Selling Shareholder as of October 26, 2000 and the aggregate number of securities registered hereby that each Selling Shareholder may offer and sell pursuant to this Prospectus. Because the Selling Shareholders may sell all or a portion of the securities at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each Selling Shareholder may retain upon the completion of the Offering. The securities were purchased by the holders in a private sale of our securities during the period June 30 through October 26, 2000. We sold 372,000 units of securities (inclusive of 2,000 units issued as a finder's fee), each unit consisting of two shares of Common Stock and one warrant to buy one share of Common Stock at an exercise price of $0.50 per share through September 30, 2003. The shares of Common Stock have been included in this Prospectus pursuant to contractual rights granted to the Selling Shareholders to have their shares of Common Stock registered under the Securities Act.

NAME OF SELLING SHAREHOLDER    SHARES OWNED PRIOR TO THIS OFFERING(1)  TOTAL  NUMBER OF SHARES TO BE OFFERED
---------------------------    --------------------------------------  -------------------------------------
                                                                       FOR SELLING SHAREHOLDERS ACCOUNT(2)
                                                                       ----------------------------------
Aberdeen Holdings Limited                      75,000                                  75,000

Marose Holdings                               150,000                                 150,000

NAME OF SELLING SHAREHOLDER    SHARES OWNED PRIOR TO THIS OFFERING(1)  TOTAL  NUMBER OF SHARES TO BE OFFERED
---------------------------    --------------------------------------  -------------------------------------
                                                                       FOR SELLING SHAREHOLDERS ACCOUNT(2)
                                                                       ----------------------------------
HJH Holdings Ltd.                             300,000                                 300,000

Hal Mehlenbacher                               15,000                                  15,000

Ron Waters                                     45,000                                  45,000

John Husdon                                    30,000                                  30,000

516252 BC Ltd.                                 30,000                                  30,000

Kevin Kosick                                   15,000                                  15,000

Ghalib Dhalla                                  15,000                                  15,000

Gunther Klaus                                  7,500                                   7,500

Jeff Young                                     7,500                                   7,500

David Armbruster                              150,000                                 150,000

John Logan(3)                                  6,000                                   6,000

John Jardine                                   30,000                                  30,000

Gail Fish                                      30,000                                  30,000

Lisa Lehner                                   210,000                                 210,000

(1) Includes the shares of Common Stock issuable on exercise of warrants at an exercise price of $0.50 per share. Except as otherwise noted, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

(2) Assumes that none of the selling shareholders sells shares of common stock not being offered hereunder or purchases additional shares of common stock.

(3)  Shares issued as a finders fee.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may sell or distribute some or all of the Common Stock from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) on the OTC Bulletin Board(R) or in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Such transactions may be effected by the Selling Securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

     The Selling Securityholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the Selling Securityholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the Selling Securityholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the Selling Securityholders' Securities.

     Under applicable rules and regulations currently in effect under the Exchange Act, any person engaged in a distribution of any of the shares of Common Stock may not simultaneously engage in market activities with respect to the Common Stock for a period of five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M thereunder, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders. All of the foregoing may affect the marketability of the Common Stock.

     We will pay substantially all of the expenses incident to this offering of the Securities to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The Selling Securityholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 30, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

NAME AND ADDRESS                                                PERCENT
OF BENEFICIAL OWNER(1)                  AMOUNT                  OF CLASS(2)
----------------------                 --------                 -----------
Brian Kathler (3)                     1,635,000 shares          21.4%
Director, President

Paul Watkins(4)                       817,000 shares            10.7%
Secretary, Treasurer, and Director

Robert Gamon (5)                      1,635,000 shares          21.4%
Director

James King(6)                         56,800 shares             1.0%
Director

All Officers and Directors            4,143,800 shares          54.0%
as a Group (4 persons)
-------------------------------------------------------------------------------

(1) Unless otherwise indicated, the address of such person is c/o of the Company.

(2) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at October 30, 2000. As of October 30, 2000, there were 7,651,000 shares of the Company's common stock issued and outstanding. In addition, there were 947,000 shares subject to options exercisable within 60 days of the date of this registration statement.

(3) The 1,635,000 shares of common stock beneficially owned by Brian Kathler are registered in the name of Kathler Holdings Inc., a private company controlled by Mr. Kathler.

(4) Excludes 817,000 shares held by Mr. Watkins' wife as to which Mr. Watkins disclaims a beneficial interest.

(5) The 1,635,000 shares of common stock beneficially owned by Robert Gamon are registered in the name of 595871 BC Ltd., a private company controlled by Mr. Gamon.

(6) Includes 50,000 shares issuable on exercise of an option at $1.00 per share. Also includes 5,000 shares held by Mr. King's wife, as to which he disclaims a beneficial interest and 600 shares held by Mr. King's minor children as to which he disclaims a beneficial interest.

                            DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

     The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to our filings with the Securities and Exchange Commission, and by the provisions of applicable Nevada law.

COMMON STOCK

     As of October 31, 2000, there were 7,651,000 shares of our common stock issued and outstanding that were held by approximately 389 stockholders of record.

     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

     Certain legal matters relating to the Common Stock offered hereby have been passed upon for us by William S. Clarke, P.A., Princeton, New Jersey.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our consolidated balance sheet as of March 31, 2000 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the period ended March 31, 2000, appearing elsewhere in this Prospectus, have been included herein in reliance on the report of Davidson & Company, chartered accountants, given on the authority of said firm as experts in accounting and auditing.

                            ViaVid Broadcasting, Inc.

                          Index to Financial Statements


Consolidated Financial Statements for the Year Ended March 31, 2000                           F-2

         Independent Auditors' Report                                                         F-3

         Consolidated Balance Sheets at March 31, 2000 and 1999                               F-4

         Consolidated Statements of Operations for the Year Ended
         March 31, 2000 and the Period from Incorporation on
         January 20, 1999 to March 31, 1999                                                   F-5

         Consolidated  Statements  of  Shareholders'  Equity  for the Year Ended
         March 31, 2000 and the Period from Incorporation on January 20, 1999 to
         March 31, 1999                                                                       F-6

         Consolidated Statements of Cash Flows for the Year Ended March 31, 2000
         and the Period from Incorporation on January 20, 1999 to March 31, 1999              F-7

         Notes to Consolidated Financial Statements for the Year Ended
         March 31, 2000                                                                       F-8


Consolidated Financial Statements (Unaudited) for the Three Months
Ended June 30, 2000                                                                           F-16

         Consolidated Balance Sheets at June 30, 2000 and March 31, 2000                      F-17

         Consolidated Statement of Operations for the Three Months Ended
         June 30, 2000 and June 30, 1999                                                      F-18

         Consolidated Statement of Shareholders' Equity for the Three Months
         Ended June 30, 2000 and June 30, 1999                                                F-19

         Consolidated Statement of Cash Flows for the Three Months Ended
         June 30, 2000 and June 30, 1999                                                      F-20

         Notes to Consolidated Financial Statements for the Three Months
         Ended June 30, 2000                                                                  F-21

                            VIAVID BROADCASTING INC.
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                 MARCH 31, 2000

                        [DAVIDSON & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT




To the Shareholders of
ViaVid Broadcasting Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of ViaVid Broadcasting Inc. as at March 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended March 31, 2000 and for the period from the start of the development stage on January 20, 1999 to March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2000 and 1999 and the results of its operations and the changes in its stockholders' equity and its cash flows for the year ended March 31, 2000 and for the period from the start of the development stage on January 20, 1999 to March 31, 2000 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ViaVid Broadcasting Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the Company attains future profitable operations and/or obtains additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might result from the outcome of this uncertainty.




                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

June 16, 2000

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31

=============================================================================================================================
                                                                                                        2000            1999
-----------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash                                                                                       $     134,540  $     163,406
    Accounts receivable                                                                                6,164          6,841
    Prepaid expenses                                                                                  13,045             --
                                                                                               -------------  -------------

                                                                                                     153,749        170,247

CAPITAL ASSETS (Note 5)                                                                              183,740         17,510
                                                                                               -------------  -------------

                                                                                               $     337,489  $     187,757
===========================================================================================================================



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                   $      31,794  $       6,866
    Due to related parties                                                                            17,780          8,459
                                                                                               -------------  -------------

                                                                                                      49,574         15,325
                                                                                               -------------  -------------

SHAREHOLDERS' EQUITY
    Capital stock (Note 6)
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Issued and outstanding
               6,652,000  common shares (1999 - 5,884,000 common shares)                               6,652          5,884
    Additional paid-in capital                                                                     1,358,077        238,216
    Deficit accumulated during the development stage                                              (1,076,814)       (71,668)
                                                                                               -------------  -------------

                                                                                                     287,915        172,432
                                                                                               -------------  -------------

                                                                                               $     337,489  $     187,757
===========================================================================================================================


NATURE OF OPERATIONS (Note 1)


SUBSEQUENT EVENTS (Note 11)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

=============================================================================================================================
                                                                                Period From
                                                                              Incorporation                       Period From
                                                                                         on                     Incorporation
                                                                                January 20,                        on January
                                                                                    1999 to       Year Ended      20, 1999 to
                                                                                  March 31,        March 31,        March 31,
                                                                                       2000             2000             1999
------------------------------------------------------------------------------------------------------------------------------
REVENUE
    Broadcast and web income                                                $        48,080  $        44,644  $         3,436
    Interest income                                                                   5,504            5,504               --
                                                                            ---------------  ---------------  ---------------

                                                                                     53,584           50,148            3,436
                                                                            ---------------  ---------------  ---------------


EXPENSES
    Amortization                                                                     39,549           31,500           8,049
    Consulting                                                                      306,428          269,614          36,814
    Equipment rental                                                                  7,764            6,563           1,201
    Foreign exchange                                                                  4,022            4,022              --
    Graphic design                                                                   12,737           12,737              --
    Internet fees                                                                    40,429           39,007           1,422
    Office and miscellaneous                                                         62,804           57,204           5,600
    Professional fees                                                               113,652          103,721           9,931
    Rent                                                                             55,306           47,508           7,798
    Salaries and benefits                                                           102,764           98,475           4,289
    Stock based compensation                                                        337,629          337,629              --
    Travel and promotion                                                             47,314           47,314              --
                                                                            ---------------  ---------------  --------------

                                                                                  1,130,398        1,055,294           75,104
                                                                            ---------------  ---------------  ---------------


LOSS FOR THE PERIOD                                                         $    (1,076,814) $    (1,005,146) $       (71,668)
=============================================================================================================================


LOSS PER SHARE                                                                               $        (0.16)  $        (0.01)
=============================================================================================================================


WEIGHTED AVERAGE SHARES OUTSTANDING                                                                6,241,852        5,187,143
=============================================================================================================================






              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

=============================================================================================================================
                                                                                                      Deficit
                                                         Common Stock                             Accumulated
                                                 ------------------------------    Additional      During the
                                                        Number                        Paid-in     Development
                                                     of Shares         Amount         Capital           Stage           Total
------------------------------------------------------------------------------------------------------------------------------
Shares issued on acquisition (Note 4)                5,100,000  $       5,100  $           --  $           --  $        5,100

Shares issued for cash                                 500,000            500           4,500              --           5,000

Shares issued for cash                                 100,000            100          49,900              --          50,000

Shares issued for cash                                 184,000            184         183,816              --         184,000

Loss for the period                                         --             --              --         (71,668)        (71,668)
                                                --------------  -------------  --------------  --------------  --------------

BALANCE AT MARCH 31, 1999                            5,884,000          5,884         238,216         (71,668)        172,432

Shares issued for cash                                 768,000            768         782,232              --         783,000

Stock-based compensation for
    options issued to consultants
    and non-employees                                       --             --         337,629              --         337,629

Loss for the period                                         --             --              --      (1,005,146)     (1,005,146)
                                                --------------  -------------  --------------  --------------  --------------

BALANCE AT MARCH 31, 2000                            6,652,000  $       6,652  $    1,358,077  $   (1,076,814) $      287,915
=============================================================================================================================


















              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

=============================================================================================================================
                                                                                Period From
                                                                              Incorporation                       Period From
                                                                                         on                     Incorporation
                                                                                January 20,                        on January
                                                                                    1999 to       Year Ended      20, 1999 to
                                                                                  March 31,        March 31,        March 31,
                                                                                       2000             2000             1999
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                     $    (1,076,814) $    (1,005,146) $       (71,668)
    Items not affecting cash
       Amortization                                                                  39,549           31,500            8,049
       Stock based compensation                                                     337,629          337,629               --

    Changes in non-cash working capital items
       (Increase) decrease in accounts receivable                                    (6,164)             677           (6,841)
       (Increase) decrease in prepaid expenses                                      (13,045)         (13,045)              --
       Increase in accounts payable and accrued liabilities                          31,794           24,928            6,866
                                                                            ---------------  ---------------  ---------------

    Net cash used in operating activities                                          (687,051)        (623,457)         (63,594)
                                                                            ---------------  ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                  (217,854)        (197,730)         (20,124)
    Acquisition of subsidiary                                                          (335)              --             (335)
                                                                            ---------------  ---------------  ---------------

    Net cash used in investing activities                                          (218,189)        (197,730)         (20,459)
                                                                            ---------------  ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                   1,022,000          783,000          239,000
    Loans from related parties                                                       17,780            9,321            8,459
                                                                            ---------------  ---------------  ---------------

    Net cash provided by financing activities                                     1,039,780          792,321          247,459
                                                                            ---------------  ---------------  ---------------


CHANGE IN CASH FOR THE PERIOD                                                       134,540          (28,866)         163,406


CASH, BEGINNING OF PERIOD                                                                --          163,406               --
                                                                            ---------------  ---------------  ---------------


CASH, END OF PERIOD                                                         $       134,540  $       134,540  $       163,406
=============================================================================================================================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 11)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


1.       NATURE OF OPERATIONS

         ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

         The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology.



2.       GOING CONCERN

         As at March 31, 2000, the Company has an accumulated deficit of $1,076,814. The Company's ability to continue as a going concern is dependent on continued financial support in the form of loans from its shareholders and other related parties, the ability of the Company to raise equity financing, and the attainment of profitable operations. Management is of the opinion that sufficient working capital will be obtained from external financing and further share issuances to meet the Company's liabilities as they become due.

         These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. They do not include any adjustments to the recoverability and classification of recorded asset amounts and liabilities that might be necessary should the Company be unable to continue as a going concern.



3.       SIGNIFICANT ACCOUNTING POLICIES

         In preparing these consolidated financial statements in conformity with generally accepted accounting principles, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The Company adopted SOP 98-5 during the current period.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their useful lives on the declining balance method at the following rates:
             Computer equipment                            30%
             Office furniture                              20%
             Telephone and video equipment                 20%

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

         REVENUE RECOGNITION

         Revenue is recognized once the filming and editing of a project has been completed.

         FOREIGN CURRENCY TRANSLATION

         The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

         SEGMENTED INFORMATION

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997.

         The Company conducts substantially all of its operations in Canada in one business segment.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         COMPREHENSIVE INCOME

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in stockholders' equity that result from recognized transactions and other economic events of the year, other than transactions with owners in their capacity as owners. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 130 had no impact on total stockholders' equity during the current period.

4.       ACQUISITION OF VIAVID BROADCASTING CORP.

         On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

         The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and current accounting periods. As of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $335.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


5.       CAPITAL ASSETS

         =====================================================================================================================
                                                                                                   Accumulated        Net Book
                                                                                           Cost   Amortization           Value
         ---------------------------------------------------------------------------------------------------------------------
         2000
             Computer equipment                                                 $      130,423  $       23,915 $      106,508
             Office furniture                                                           10,739           2,064          8,675
             Telephone and video equipment                                              76,692           8,135         68,557
                                                                                --------------  -------------- --------------

                                                                                $      217,854  $       34,114 $      183,740
                                                                                =============== ============== ===============

         1999
             Computer equipment                                                 $       12,034  $        1,805 $       10,229
             Office furniture                                                            5,503             550          4,953
             Telephone and video equipment                                               2,587             259          2,328
                                                                                --------------  -------------- --------------

                                                                                $       20,124  $        2,614 $       17,510
         =====================================================================================================================

6.       CAPITAL STOCK

         The Company issued shares of common stock for the period from incorporation on January 20, 1999 to March 31, 1999 as follows:

                  In January 1999, in connection with the acquisition of ViaVid Broadcasting Corp., the Company issued 5,100,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933, as amended, with a value of $5,100.

                  In February 1999, the Company completed an offering of 500,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $5,000.

                  In February 1999, the Company completed an offering of 100,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $50,000.

                  In February 1999, the Company completed an offering of 184,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $184,000.

         The Company issued shares of common stock during the year ended March 31, 2000 as follows:

                  In October 1999, the Company issued 295,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $295,000.

                  In November 1999, the Company issued 202,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $202,000.

                  In December 1999, the Company issued 40,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $40,000.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


6.       CAPITAL STOCK (cont'd...)

                  In January 2000, the Company issued 225,000 shares of common stock on the exercise of stock options and realized proceeds of $225,000.

                  In March 2000, the Company issued 6,000 shares of common stock on the exercise of stock options and realized proceeds of $21,000.


7.       RELATED PARTY TRANSACTIONS

         The Company entered into the following transactions with related parties:

         a)       Paid consulting fees as follows:

                  o $142,731 (1999 - $21,747) to three directors of the Company

                  o        $22,938 (1999 - $6,574) to an officer of the Company

         b) Paid salary of $32,624 (1999 - $4,015) to an officer of the Company.

         c) During the period ended March 31, 1999, the Company purchased from three directors, computer equipment totalling $4,410. During the year ended March 31, 2000, these same directors had advanced loans to the Company totalling $17,780 (1999 -
                  $4,049). These advances are unsecured and are non-interest bearing, therefore, the fair value of the amounts owed to the directors are not determinable.


8.       INCOME TAXES

         The Company's total deferred tax asset is as follows:

         =====================================================================================================================
         Net operating loss carry forward                                                                      $      441,170
         Valuation allowance                                                                                         (441,170)
                                                                                                               --------------

                                                                                                               $           --
         =====================================================================================================================

         The Company has an operating loss carryforward of approximately $451,365 which expires in the year 2019. The Company's subsidiary, ViaVid Broadcasting Corp., has Canadian operating losses carryforward of approximately $625,488 which expire in the year 2007. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

9.       STOCK-BASED COMPENSATION EXPENSE

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)


         Following is a summary of the status of the plan during 1999 and 2000:

         ====================================================================================================================

                                                                                                                    Weighted
                                                                                                                     Average
                                                                                                      Number        Exercise
                                                                                                   of Shares           Price
         --------------------------------------------------------------------------------------------------------------------
         Outstanding at March 31, 1999                                                                    --        $     --
             Granted                                                                               1,407,000            1.81
             Forfeited                                                                              (534,000)          (1.04)
             Exercised                                                                              (231,000)          (1.04)
                                                                                               -------------

         Outstanding at December 31, 1999                                                            642,000            2.72
         ====================================================================================================================


         The weighted average fair value of options granted to non-employees during the current period is approximately $2.76 per share.


         Following is a summary of the status of options outstanding at March 31, 2000:

         =====================================================================================================================
                                                           Outstanding Options                      Exercisable Options
                                                -------------------------------------------    -------------------------------
                                                                    Weighted
                                                                     Average      Weighted                           Weighted
                                                                   Remaining       Average                            Average
                                                                 Contractual      Exercise                           Exercise
         Exercise Price                                Number           Life         Price             Number           Price
         ---------------------------------------------------------------------------------------------------------------------
         $    1.00                                    200,000          2.8        $    1.00           200,000        $  1.00
              3.50                                    267,000          2.9             3.50           204,000           3.50
              3.50                                     50,000          2.11            3.50            50,000           3.50
              3.50                                    125,000          3.0             3.50           125,000           3.50
         ====================================== ============== ============== ============= == =============== ===============


         NON-VESTED STOCK OPTIONS

         The Company has granted options to purchase 63,000 shares of common stock exercisable at $3.50 per share that vest and become exercisable in allotments of 21,000 shares every three months from April 19, 2000 to October 19, 2000.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================



9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)


         COMPENSATION


         Had compensation cost for employees been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:


         =====================================================================================================================
         NET LOSS
             As reported                                                                                       $  (1,005,146)
                                                                                                               ===============

             Pro forma                                                                                         $  (1,147,834)
                                                                                                               ===============

         BASIC AND DILUTED LOSS PER SHARE
             As reported                                                                                       $       (0.16)
                                                                                                               ===============

             Pro forma                                                                                         $       (0.18)
         =====================================================================================================================


         The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:


         =====================================================================================================================
         Risk-free interest rate                                                                            5.554% - 6.484%%
         Expected life of the options                                                                                2 years
         Expected volatility                                                                                             50%
         Expected dividend yield                                                                                          --
         =====================================================================================================================


         The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and the emerging issues task force consensus in issued No. 96 - 18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".


         The Company granted 407,000 options to third party consultants during the current period and accordingly, using the Black Scholes Option pricing model, the stock based compensation recognized during the period ended March 31, 2000 was $337,629. This amount can be allocated to another expense category in the accompanying consolidated statements of operations as consulting fees.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================



10.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         ====================================================================================================================
                                                                                                   March 31,       March 31,
                                                                                                        2000            1999
         --------------------------------------------------------------------------------------------------------------------
         Cash paid for income taxes                                                            $         --   $        --
         ====================================================================================================================

         Cash paid for interest                                                                $         --   $        --
         ====================================================================================================================

         The following non-cash operating, investing and financing transactions occurred during the period ended March 31, 1999:

         a)       The  Company  issued  5,100,000  shares of  common  stock at a
                  deemed  value  of  $5,100  for  the   acquisition   of  ViaVid
                  Broadcasting Corp.

         There were no non-cash operating, investing and financing transactions for the year ended March 31, 2000.


11.      SUBSEQUENT EVENTS

         The following events occurred subsequent to March 31, 2000:

         a) In April 2000, the Company issued 180,000 shares of common stock on the exercise of stock options and realized proceeds of $180,000.

         b) In April 2000, the Company granted stock options to a consultant to acquire 50,000 shares of common stock at $2.00 per share, exercisable until April 10, 2003.

         c) In May 2000, the Company granted a stock option to a consultant to acquire 25,000 shares of common stock at $2.00 per share, exercisable until May 4, 2003.

         d) In June 2000, the Company repriced 302,000 stock options that were granted at $3.50 per share to $1.00 per share and repriced the stock options of 50,000 shares described in (b) above from $2.00 per share to $1.00 per share.

                            VIAVID BROADCASTING INC.
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                   (UNAUDITED)


                                  JUNE 30, 2000

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

=============================================================================================================================
                                                                                                    June 30,       March 31,
                                                                                                        2000            2000
-----------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash                                                                                       $      97,960  $      134,540
    Accounts receivable                                                                                9,601           6,164
    Prepaid                                                                                           10,391          13,045
                                                                                               -------------  --------------

                                                                                                     117,952         153,749

CAPITAL ASSETS (Note 5)                                                                              175,295         183,740
                                                                                               -------------  --------------

                                                                                               $     293,247  $      337,489
=============================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                   $      26,707  $       31,794
    Due to related parties                                                                            10,830          17,780
                                                                                               -------------  --------------

                                                                                                      37,537          49,574
                                                                                               -------------  --------------

SHAREHOLDERS' EQUITY
    Capital stock (Note 6)
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Issued
               6,832,000  common shares (6,652,000 at March 31, 2000)                                  6,832           6,652
    Additional paid-in capital                                                                     1,555,184       1,358,077
    Deficit accumulated during the development stage                                              (1,306,306)     (1,076,814)
                                                                                               -------------  --------------

                                                                                                     255,710         287,915
                                                                                               -------------  --------------

                                                                                               $     293,247  $      337,489
=============================================================================================================================

NATURE OF OPERATIONS (Note 1)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

==============================================================================================================================
                                                                                 Cumulative
                                                                                       From      Three Month      Three Month
                                                                              Incorporation     Period Ended     Period Ended
                                                                                to June 30,         June 30,         June 30,
                                                                                       2000             2000             1999
------------------------------------------------------------------------------------------------------------------------------
REVENUE
    Broadcast and web income                                                 $       52,769  $         4,689  $         5,768
    Interest income                                                                   7,911            2,407               --
                                                                             --------------  ---------------  ---------------

                                                                                     60,680            7,096            5,768
                                                                             --------------  ---------------  ---------------


EXPENSES
    Amortization                                                                     51,516           11,967            4,094
    Consulting                                                                      388,414           81,986           39,917
    Equipment rental                                                                  8,680              916               -=
    Foreign exchange                                                                 11,698            7,676               --
    Internet, website and graphics                                                   68,879           15,713           16,632
    Office and miscellaneous                                                         79,668           16,864           13,098
    Professional fees                                                               124,893           11,241           11,986
    Rent                                                                             66,812           11,506            8,510
    Salary and benefits                                                             149,014           46,250            8,800
    Stock based compensation                                                        354,916           17,287               --
    Travel and entertainment                                                         62,496           15,182            3,474
                                                                             --------------  ---------------  ---------------

                                                                                  1,366,986          236,588          106,511
                                                                             --------------  ---------------  ---------------


LOSS FOR THE PERIOD                                                          $   (1,306,306) $      (229,492) $      (100,743)
==============================================================================================================================


BASIC LOSS PER SHARE                                                                         $        (0.03)  $        (0.02)
==============================================================================================================================


WEIGHTED AVERAGE SHARES OUTSTANDING                                                                6,772,000        5,884,000
==============================================================================================================================




              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in United States Dollars)
(Unaudited)

==============================================================================================================================
                                                        Common Stock                                  Deficit
                                                ------------------------------                    Accumulated
                                                                                   Additional      During the
                                                        Number                        Paid-in     Development
                                                     of Shares         Amount         Capital           Stage           Total
------------------------------------------------------------------------------------------------------------------------------
Issued shares for acquisition (Note 4)               5,100,000  $       5,100  $           --  $           --  $        5,100

Issued shares for cash at $0.01 per share              500,000            500           4,500              --           5,000

Issued shares for cash at $0.50 per share              100,000            100          49,900              --          50,000

Issued shares for cash at $1.00 per share              184,000            184         183,816              --         184,000

Loss for the period                                         --             --              --         (71,668)        (71,668)
                                                --------------  -------------  --------------  --------------  --------------

Balance at March 31, 1999                            5,884,000          5,884         238,216         (71,668)        172,432

Shares issued for cash                                 768,000            768         782,232              --         783,000

Stock-based compensation for options
  issued to consultants and non employees                   --             --         337,629              --         337,629

Loss for the year                                           --             --              --      (1,005,146)     (1,005,146)
                                                --------------  -------------  --------------  --------------  --------------

Balance at March 31, 2000                            6,652,000          6,652       1,358,077      (1,076,814)        287,915

Stock-based compensation for options
  issued to consultants and non employees                   --             --          17,287              --          17,287

Issued shares for cash at $1.00 per share              180,000            180         179,820              --         180,000

Loss for the period                                         --             --              --        (229,492)       (229,492)
                                                --------------  -------------  --------------  --------------  --------------

Balance at June 30, 2000                             6,832,000  $       6,832  $    1,555,184  $   (1,306,306) $      255,710
==============================================================================================================================







              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited)

==============================================================================================================================

                                                                                 Cumulative
                                                                                       From      Three Month      Three Month
                                                                              Incorporation     Period Ended     Period Ended
                                                                                to June 30,         June 30,         June 30,
                                                                                       2000             2000             1999
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                      $   (1,306,306) $      (229,492) $      (100,743)
    Items not affecting cash:
       Amortization                                                                  51,516           11,967            4,094
       Stock based compensation                                                     354,916           17,287               --

    Changes in non-cash working capital items:
       Increase in accounts receivable                                               (9,601)          (3,437)          (4,531)
       Increase (decrease) in accounts payable                                       26,707           (5,087)           1,562
       (Increase) decrease in prepaid                                               (10,391)           2,654               --
                                                                             --------------  ---------------  --------------

    Net cash used in operating activities                                          (893,159)        (206,108)         (99,618)
                                                                             --------------  ---------------  ---------------


CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                  (221,376)          (3,522)         (81,795)
    Acquisition of subsidiary                                                          (335)              --               --
                                                                             --------------  ---------------  ---------------

    Net cash used in investing activities                                          (221,711)          (3,522)         (81,795)
                                                                             --------------  ---------------  ---------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from common shares                                                   1,202,000          180,000          100,000
    Loans from related parties                                                       10,830           (6,950)              -
                                                                             --------------  ---------------  --------------

    Net cash provided by financing activities                                     1,212,830          173,050          100,000
                                                                             --------------  ---------------  ---------------


CHANGE IN CASH FOR THE PERIOD                                                        97,960          (36,580)         (81,413)


CASH, BEGINNING OF PERIOD                                                                --          134,540          163,406
                                                                             --------------  ---------------  ---------------


CASH, END OF PERIOD                                                          $       97,960  $        97,960  $        81,993
==============================================================================================================================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 10)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


1.       NATURE OF OPERATIONS

         ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

         The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology.


2.       GOING CONCERN

         As at June 30, 2000, the Company has an accumulated deficit of $1,306,306. The Company's ability to continue as a going concern is dependent on continued financial support in the form of loans from its shareholders and other related parties, the ability of the Company to raise equity financing, and the attainment of profitable operations. Management is of the opinion that sufficient working capital will be obtained from external financing and further share issuances to meet the Company's liabilities as they become due.

         These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. They do not include any adjustments to the recoverability and classification of recorded asset amounts and liabilities that might be necessary should the Company be unable to continue as a going concern.


3.       SIGNIFICANT ACCOUNTING POLICIES

         In preparing these consolidated financial statements in conformity with generally accepted accounting principles, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results in future periods could be different from these estimates made in the current period. The following is a summary of the significant accounting policies of the
         Company:

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The Company adopted SOP 98-5 during the last period.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their useful lives on the declining balance method at the following rates:

             Computer equipment                               30%
             Office furniture                                 20%
             Telephone and video equipment                    20%

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

         REVENUE RECOGNITION

         Revenue is recognized once the filming and editing of a project has been completed.

         FOREIGN CURRENCY TRANSLATION

         The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

         SEGMENTED INFORMATION

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997.

         The Company conducts substantially all of its operations in Canada in one business segment.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         COMPREHENSIVE INCOME

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in stockholders' equity that result from recognized transactions and other economic events of the year, other than transactions with owners in their capacity as owners. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 130 had no impact on total stockholders' equity during the current period.


4.       ACQUISITION OF VIAVID BROADCASTING CORP.

         On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


4.       ACQUISITION OF VIAVID BROADCASTING CORP. (cont'd.....)

         The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and current accounting periods. As of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $335.


5.       CAPITAL ASSETS

         =====================================================================================================================
                                                                                                        Net Book Value
                                                                                                ------------------------------
                                                                                    Accumulated       June 30,       March 31,
                                                                           Cost    Amortization           2000            2000
         ---------------------------------------------------------------------------------------------------------------------
         Computer equipment                                     $      132,737  $       31,990  $      100,747 $      106,508
         Office furniture                                               11,104           2,507           8,597          8,675
         Telephone and video equipment                                  77,535          11,584          65,951         68,557
                                                                --------------  --------------  -------------- --------------

                                                                $      221,376  $       46,081  $      175,295 $      183,740
         =====================================================================================================================


6.       CAPITAL STOCK

         The Company issued shares of common stock for the period from incorporation on January 20, 1999 to March 31, 1999 as follows:

                  In January 1999, in connection with the acquisition of ViaVid Broadcasting Corp., the Company issued 5,100,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933, as amended, with a value of $5,100.

                  In February 1999, the Company completed an offering of 500,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $5,000.

                  In February 1999, the Company completed an offering of 100,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $50,000.

                  In February 1999, the Company completed an offering of 184,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $184,000.

         The Company issued shares of common stock during the year ended March 31, 2000 as follows:

                  In October 1999, the Company issued 295,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $295,000.

                  In November 1999, the Company issued 202,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $202,000.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000




6.       CAPITAL STOCK (cont'd...)

                  In December 1999, the Company issued 40,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $40,000.

                  In January 2000, the Company issued 225,000 shares of common stock on the exercise of stock options and realized proceeds of $225,000.

                  In March 2000, the Company issued 6,000 shares of common stock on the exercise of stock options and realized proceeds of $21,000.

         The Company issued shares of common stock during the three month period ended June 30, 2000 as follows:

         In April 2000, the Company issued 180,000 shares of common stock on the exercise of stock options and realized proceeds of $180,000.

7.       RELATED PARTY TRANSACTIONS

         The Company entered into the following transactions with related parties:

         a) Paid consulting fees totalling $45,418 (1999 - $20,598 to two directors) to three directors of the Company

         b) Paid salary totalling $8,074 (1999 - $8,239) to an officer of the Company.

8.       INCOME TAXES

         The Company's total deferred tax asset is as follows:

         =====================================================================================================================
         Net operating loss carry forward                                                                      $      441,170
         Valuation allowance                                                                                         (441,170)
                                                                                                               --------------

                                                                                                               $           --
         =====================================================================================================================

         The Company has an operating loss carryforward of approximately $451,365 which expires in the year 2019. The Company's subsidiary, ViaVid Broadcasting Corp., has Canadian operating losses carryforward of approximately $625,488 which expire in the year 2007. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

9.       STOCK-BASED COMPENSATION EXPENSE

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)


         Following is a summary of the status of the plan during 2000:

         ====================================================================================================================
                                                                                                                    Weighted
                                                                                                                     Average
                                                                                                      Number        Exercise
                                                                                                   of Shares           Price
         --------------------------------------------------------------------------------------------------------------------
         Outstanding at March 31, 2000                                                               642,000  $         1.49
             Granted                                                                                 390,000            1.00
             Forfeited                                                                               (15,000)           1.00
             Exercised                                                                              (180,000)           1.00
                                                                                               -------------

         Outstanding at June 30, 2000                                                                837,000            1.37
         ====================================================================================================================


         On June 7, 2000, 317,000 stock options were re-priced from $3.50 per share to $1.00 per share. The re-pricing changed the weighted average at March 31, 2000 from $2.72 to $1.49.


         The weighted average fair value of options to non-employees as at June 30, 2000 is approximately $1.45 per share.


         Following is a summary of the status of options outstanding at June 30, 2000:

         =====================================================================================================================
                                                           Outstanding Options                      Exercisable Options
                                                -------------------------------------------    -------------------------------
                                                                    Weighted
                                                                     Average      Weighted                           Weighted
                                                                   Remaining       Average                            Average
                                                                 Contractual      Exercise                           Exercise
         Exercise Price                                Number           Life         Price             Number           Price
         ---------------------------------------------------------------------------------------------------------------------
         $    1.00                                     20,000          2.5        $    1.00            20,000        $  1.00
              1.00                                    252,000          2.6             1.00           216,000           1.00
              1.00                                     50,000          2.7             1.00            50,000           1.00
              3.50                                    125,000          2.9             3.50           125,000           3.50
              1.00                                     50,000          2.9             1.00            50,000           1.00
              1.00                                    170,000          2.9             1.00           170,000           1.00
              1.00                                     20,000          3.0             1.00            20,000           1.00
              1.00                                    150,000          3.0             1.00           150,000           1.00
         =====================================================================================================================

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         NON-VESTED STOCK OPTIONS

         The Company has granted options to purchase 36,000 shares of common stock exercisable at $1.00 per share that vest and become exercisable in allotments of 18,000 shares every three months from April 19, 2000 to October 19, 2000.

         COMPENSATION

         Had compensation cost for employees been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

         =====================================================================================================================
         NET LOSS
             As reported                                                                                       $    (229,492)
                                                                                                               ===============

             Pro forma                                                                                         $    (249,886)
                                                                                                               ===============

         BASIC AND DILUTED LOSS PER SHARE
             As reported                                                                                       $       (0.04)
                                                                                                               ===============

             Pro forma                                                                                         $       (0.04)
         =====================================================================================================================

         The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

         =====================================================================================================================
         Risk-free interest rate                                                                            5.554% - 6.484%%
         Expected life of the options                                                                                2 years
         Expected volatility                                                                                             50%
         Expected dividend yield                                                                                          --
         =====================================================================================================================

         The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and the emerging issues task force consensus in issued No. 96 - 18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

         The Company granted 390,000 options to third party consultants during the current period. The stock based compensation recognized, using the Black Scholes Option pricing model, is $138,300. This amount will be amortized to expense over a two year period at $17,287 per quarter. This amount can be allocated to another expense category in the accompanying consolidated statements of operations as consulting fees.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2000

================================================================================


10.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         =====================================================================================================================
                                                                                  Cumulative
                                                                                        From     Three Month      Three Month
                                                                               Incorporation    Period Ended     Period Ended
                                                                                 to June 30,        June 30,         June 30,
                                                                                        2000            2000             1999
         ------------------------------------------------------------------- ---------------- --------------- ----------------
         Cash paid for income taxes                                          $           --   $          --   $            --
         =====================================================================================================================

         Cash paid for interest                                              $           --   $          --   $            --
         =====================================================================================================================

         There were no non-cash operating, investing and financing transactions during the three month periods ended June 30, 2000 and 1999.

         The following non-cash operating, investing and financial transactions occurred during the period from date of incorporation to June 30, 2000:

                  The  Company  issued  5,100,000  shares of  common  stock at a
                  deemed  value  of  $5,100  for  the   acquisition   of  ViaVid
                  Broadcasting Corp.


11.      SUBSEQUENT EVENT

         Subsequent to June 30, 2000, the Company agreed to issue 75,000 shares of the common stock as consideration for consulting services rendered.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section  78.7502 of the Nevada General  Corporation Law and Article XI,
Section 43 of the Registrant's By-Laws provide for indemnification of present and former officers, directors, employees and agents.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting commissions and expenses, are estimated to be as follows:

          Registration Fee                                     $     319.00
          Printing Expenses                                    $   1,500.00
          Accounting Fees and Expenses                         $   1,500.00
          Legal Fees and Expenses                              $  10,000.00
          Transfer Agent and Registrar Fees and Expenses       $     250.00
          Miscellaneous Expenses                               $   1,431.00
                                                               ------------
          TOTAL                                                $  15,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has issued the following unregistered securities.

     1. On January 27, 1999, the Registrant issued 5,100,000 shares of common stock pursuant to the Acquisition Agreement dated January 26, 1999 between the Registrant and Paul Watkins, Cheryl Watkins, Kathler Holdings, Inc. and 549419 B.C. Ltd. in exchange for all of the outstanding capital stock of ViaVid Broadcasting Corp., a British Columbia corporation. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     2. On February 2, 1999, the Registrant completed the sale of 500,000 shares of common stock to two (2) purchasers at a price of $0.01 per share. The shares were sold to O.


                                   Part II-I

Ronald Jones, then the Vice President-Finance of the Registrant and Mr. Jones' son. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act.

     3. On February 12, 1999, the Registrant completed the sale of 100,000 shares of common stock to eight (8) purchasers at a price of $0.50 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     4. On April 5, 1999, the Registrant completed the sale of 184,000 shares of common stock to twelve (12) purchasers at a price of $1.00 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     5. During the period from May 15, 1999 to October 7, 1999, the Registrant completed the sale of 497,000 shares of common stock to a total of nine (9) purchasers pursuant to Regulation S under the Act. Each purchaser represented to the Registrant that the purchaser was a "Non-U.S. Person". Each purchaser represented his intention to acquire the securities for investment only and not with a view to distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

     6. During November, 1999, the Registrant completed the sale of 40,000 shares of common stock to a total of four (4) purchasers pursuant to Rule 506 of Regulation D of the Act. Each purchaser represented to the Registrant that the purchaser was an "accredited investor," as defined in Rule 501 of Regulation D of the Act. Each purchaser represented his intention to acquire the securities for investment only and not with a view to their distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

         7. During the period August 17 through October 27, 2000, the Registrant completed the sale to 16 persons of 372,000 units of securities, each unit consisting of two shares of common stock and one warrant expiring September 30, 2003 to purchase one share of common stock at an exercise price of $0.50 per share. The securities were sold pursuant to Regulation D and Regulation S under the Act. Each purchaser represented to the Registrant that the purchaser was a "Non-U.S. Person" and an "accredited investor." Each purchaser represented his intention to acquire the securities for investment only and not with a view to distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.



                                   Part II-2

ITEM 27. EXHIBITS

      EXHIBIT NUMBER                              DESCRIPTION
    -----------------         ---------------------------------------------------------
            3.1               Articles of Incorporation(1)

            3.2               By-Laws(1)

            4.1               Stock Option Plan dated October 20, 1999(2)

            5.1               Opinion of William S. Clarke, P.A.(3)

           10.1               Acquisition  Agreement  dated  January 26, 1999 between the Company and Paul Watkins, Cheryl Watkins, Kathler Holdings Inc. and 549419
                              B.C. Ltd.(1)

           10.2               Consulting Contract with Kathler Holdings Inc.(1)

           10.3               Consulting Contract with Watkins Communications Inc.(1)

           10.4               Lease  Agreement  dated November 1, 1999 between the Company and
                              Greenhouse  Studios Inc.(1)

           10.5               Consulting Contract with 549419 B.C. Ltd.(1)

            21                Subsidiaries of the Registrant
                              Name                               State of Incorporation
                              -------------------------------------------------------------
                              ViaVid Broadcasting Corp.             British Columbia

           23.1               Consent of Davidson & Company to use its Report on Audited
                              Financial Statements(3)

           23.2               Consent of William S. Clarke, P.A. (included in Exhibit 5.1)

            24                Power of Attorney (included in the Signature Pages of this
                              Registration Statement)

----------------------------
(1) Incorporated by reference from registration statement on Form 10-SB12G (File No.0-26535)
(2) Incorporated by reference from registration statement on Form S-8 filed with the commission on December 29, 1999 (File No.333-93821)
(3)  Filed herewith


                                   Part II-3

ITEM 28. UNDERTAKINGS

     A. The undersigned Registrant hereunder undertakes:

     (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining liability under the Act, to treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (5)  For   determining   any  liability   under  the  Act,  to  treat  each
post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     B. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense


                                   Part II-4
of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











                                   Part II-5

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia, on October 27, 2000.


                                    VIAVID BROADCASTING, INC.


                                    By:   /s/ Brian Kathler
                                          -------------------------
                                          Brian Kathler, President,


     In accordance with the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Brian Kathler                       Director and President,                           October 27, 2000
-----------------------------------            (Principal Executive Officer and
Brian Kathler                                  Principal Financial and Accounting Officer)


Paul Watkins
  /s/ Brian Kathler
  (pursuant to power of attorney)         Director                                          October 27, 2000
-----------------------------------

Robert Gamon
  /s/ Brian Kathler
  (pursuant to power of attorney)         Director                                          October 27, 2000
-----------------------------------

James King
  /s/ Brian Kathler
  (pursuant to power of attorney)         Director                                          October 27, 2000
-----------------------------------

                            VIAVID BROADCASTING, INC.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of ViaVid Broadcasting, Inc. a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Brian Kathler and Paul Watkins, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Brian Kathler                         Director and President,                        October 27, 2000
---------------------------------            (Principal Executive Officer and
Brian Kathler                                Principal Financial and Accounting Officer)



  /s/ Paul Watkins                        Director                                       October 27, 2000
---------------------------------
Paul Watkins


  /s/ Robert Gamon                        Director                                       October 27, 2000
---------------------------------
Robert Gamon


  /s/ James King                          Director                                       October 27, 2000
---------------------------------
James King
